Exhibit 99.1

The business combination described in this document involves securities of Japanese companies. The business combination is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuers are located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in the open market or through privately negotiated purchases.

This document has been translated from a part of the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. TOYO INNOVEX CO., LTD. and NISSEI PLASTIC INDUSTRIAL CO., LTD. assume no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

(Securities Code: 6210)
January 14, 2026

Notice of the Extraordinary General Meeting of Shareholders	---------	p. 1
Reference Documents for the General Meeting of Shareholders	---------	p. 4

To: Shareholders with Voting Rights
Yoshiaki Tabata
President and Director
TOYO INNOVEX Co., Ltd.
523-1 Aza Nishinoyama, Fukusato,
Futami-cho, Akashi-shi, Hyogo, Japan

NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

We are pleased to announce the Extraordinary General Meeting of Shareholders of TOYO INNOVEX Co., Ltd. (the “Company”). The meeting will be held for the purposes as described below.

When convening this general meeting of shareholders, the Company takes measures for providing information that constitutes the content of reference documents for the general meeting of shareholders, etc. (matters for which measures for providing information in electronic format are to be taken) in electronic format, and posts this information as “Notice of the Extraordinary General Meeting of Shareholders” on the Company’s website. Please access the Company’s website by using the internet address shown below to review the information.

The Company’s website:
https://www.toyo-inovx.com/ir/meeting/　(in Japanese)
https://www.toyo-invx.com/english/ir/meeting/　(in English)

Regarding matters subject to measures for electronic provision, the Company also posts this information on website of the Tokyo Stock Exchange (TSE). Please access the following TSE website.

TSE website (Listed Company Search):
https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show (in Japanese)

(Access the TSE website by using the internet address shown above, enter “TOYO INNOVEX” in “Issue name (company name)” or the Company’s securities code “6210” in “Code,” and click “Search.” Then, click “Basic information” and select “Documents for public inspection/PR information.” Under “Filed information available for public inspection,” click “Click here for access” under “[Notice of General Shareholders Meeting/informational Materials for a General Shareholders Meeting].”)

If you are unable to attend the meeting, you may exercise your voting rights in either of the manners described below in lieu of attending the meeting. Please review the Reference Documents for the General Meeting of Shareholders and exercise your voting rights by 4:45 p.m. on Thursday, January 29, 2026, Japan time.

[If exercising voting rights via the Internet, etc.]
Please read the “Guideline for exercising voting rights via the Internet, etc.” (in Japanese only), access the website for exercising voting rights designated by the Company (https://evote.tr.mufg.jp/ (in Japanese)), and input your approval or disapproval of each of the proposals by the deadline mentioned above.

[If exercising voting rights in writing (by postal mail)]
Please indicate your approval or disapproval of each of the proposals on the Voting Rights Exercise Form, and return it so that it arrives by the deadline mentioned above.

1.	Date and Time:	Friday, January 30, 2026 at 10:00 a.m. Japan time
2.	Venue:	Banquet Hall “Shofuku” on the 3rd floor of Hotel Castle Plaza
2-2 Matsunouchi, Akashi-shi, Hyogo, Japan
3.	Meeting Agenda:
Matters to be Resolved:
	Proposal 1:	Matters regarding Approval of the Plan for Share Transfer with NISSEI PLASTIC INDUSTRIAL CO., LTD.
	Proposal 2:	Partial Amendments to the Articles of Incorporation
	Proposal 3:	Matters regarding Partial Amendments to the System of Share Remuneration for Directors (Excluding Outside Directors) with Restriction of Transfer

No postal mailing of the Resolution Notice
Please be advised that the result of the resolutions passed at this general meeting will be published on the Company’s website, in lieu of sending a Resolution Notice in writing, in light of conserving resources considering the global environment and the like.

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-	If you are attending the meeting on the day indicated above, please submit the Voting Rights Exercise Form at the reception. To conserve resources, please bring this notice with you.

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If you are attending the meeting by proxy, please have the proxy present your Voting Rights Exercise Form along with written proof of his/her right of proxy at the reception. The proxy must be another shareholder of the Company having voting rights.

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In accordance with the Act Partially Amending the Companies Act (Act No. 70 of 2019), the matters subject to measures for electronic provision shall be in principle confirmed by accessing them on the respective websites described above, and paper-based documents of the informational materials shall be sent only to the shareholders who have requested the delivery of paper-based documents by the record date for the general meeting of shareholders; however, for this Extraordinary General Meeting of Shareholders, paper-based documents containing the matters subject to measures for electronic provision are delivered to shareholders without exception regardless of whether or not a request for the delivery of paper-based documents is made.

Please note that, among matters subject to measures for electronic provision, the following matter is not contained in this Notice pursuant to laws, regulations, and provisions of Article 15 of the Articles of Incorporation of the Company:

➢	The details of the financial statements, etc. of NISSEI PLASTIC INDUSTRIAL CO., LTD., pertaining to its final business year.

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In the event of any corrections to matters subject to measures for electronic provision, a notification to that effect, and the corrected and pre-corrected versions of these matters will be made available on the Company’s aforementioned website and the TSE website.

Reference Documents for the General Meeting of Shareholders

Proposals and References

Proposal 1: Matters regarding Approval of the Plan for Share Transfer with NISSEI PLASTIC INDUSTRIAL CO., LTD.

The Company and NISSEI PLASTIC INDUSTRIAL CO., LTD. (“Nissei,” and collectively, both companies are referred to as the “Companies”) have reached an agreement, as publicized through our announcement dated November 14, 2025 entitled “Announcement Concerning Execution of the Business Integration Agreement on Business Integration Through Establishing a Joint Holding Company (Share Transfer) Between NISSEI PLASTIC INDUSTRIAL CO., LTD. and TOYO INNOVEX CO., LTD.,” regarding the execution of a business integration (the “Business Integration”) by establishing GMS Group Co., Ltd. (the “Joint Holding Company”) on April 1, 2026 (the “Effective Date”) as the wholly-owning parent company of the Companies through a joint share transfer (the “Share Transfer”), and, pursuant to the resolutions passed at the respective boards of directors of the Companies held on November 14, 2025, the Companies have entered into the Business Integration Agreement based on the principle of equality, and have jointly prepared the written plan for the Share Transfer (the “Share Transfer Plan”).

The implementations of the Business Integration and Share Transfer are subject to the respective approvals at the general meetings of shareholders of the Companies, and any other permits and approvals from relevant authorities necessary to conduct the Business Integration and Share Transfer and other relevant conditions.

In this regard, we hereby request the approval of the Share Transfer Plan. The reasons for conducting the Share Transfer, the outline of the Share Transfer Plan, and other matters concerning this Proposal are as detailed below.

1.	Reasons for Conducting Share Transfer
(1)	Status of Business Development of the Companies
Since its founding in 1925, the Company has continuously manufactured and sold industrial machinery to meet evolving market needs. Marking its 100th anniversary, the Company adopted the purpose of “Enriching the future and bringing smiles to the world through Molding Innovation and Customers’ Value Up.” Currently, in addition to injection molding machines, the Company manufactures and sells die casting machines that cast materials such as aluminum. The Company is a specialized manufacturer of molding-related machinery. For the fiscal year ending March 2025, sales related to injection molding machines accounted for 73.2%, while those related to die casting machines accounted for 26.8%. Overseas sales constituted 69.5% of total sales, reflecting the Company’s global business expansion. The Company maintains manufacturing bases in two countries: Japan and China. In April 2024, the Company announced its Medium-Term Management Plan 2026 (FY2024-FY2026). Under the vision “Making Molding Easier!,” the Company is committed to “Improving Sustainable Earning Power,” “Creating Molding Innovation and Evolving Customers’ Value Up,” and “further strengthening of the management foundation” as its fundamental management policies, striving for medium- to long-term corporate value expansion.

Meanwhile, since its founding in 1947, Nissei has pursued the manufacture and sale of injection molding machines, which mold plastics using heat and pressure from resin raw materials, under its corporate philosophy of “As a global company, Nissei will enrich communities through plastics.” Nissei is a specialized manufacturer focused solely on products related to injection molding machines. Its overseas sales accounted for 66.8% for the fiscal year ending March 2025, reflecting its global business expansion. Nissei maintains manufacturing bases in five countries: Japan, China, Thailand, the United States, and Italy, with a new factory scheduled for construction in India. Nissei’s Fifth Medium-Term Management Plan (FY2025-FY2027), announced in June 2025, sets the goal of “creating a platform that connects our group and customers through DX” in three years. Nissei is striving to realize this vision by implementing management policies focused on: “Strengthening global management,” “Expanding human capital,” “Further evolving products using DX technologies,” “Pursuing proactive sales initiatives,” “Strengthening production systems,” and “Strengthening risk management systems.”

(2)	Background to the Business Integration
As described above, the Companies are specialized manufacturers of molding-related machinery.

However, the environment surrounding the Companies is becoming increasingly uncertain and challenging. To continue earning customers’ support, innovation has become more important than ever. Specifically, the Companies face the following challenges:
-	Stagnating demand and soaring costs due to heightened geopolitical risks
-	Intensified global competition driven by the rise of Asian companies
-	Shortage of skilled workers, as well as increasing demand for innovative products contributing to environmental conservation
-	The rise of emerging markets such as India and the emergence of new growth markets such as EV/PHV
-	The need to strengthen responsiveness in customer support system

Through extensive discussions, the Companies reached a shared understanding that relying solely on traditional approaches imposes limits on growth and long-term viability within the current challenging business environment. Furthermore, they determined that this Business Integration would enable initiatives that could not be achieved individually. Accordingly, the Business Integration is expected to maximize the value of the Companies, benefiting stakeholders including customers, employees, and shareholders.

(3)	Reasons for Identifying Each Other as the Best Partner
The Companies believe that their fundamental philosophies and corporate cultures are highly aligned, as both are specialized manufacturers sharing the vision of contributing to society through “molding.” The shared ambition to become a top-tier company in Japan with a significant global presence also served as a driving force to pursue the Business Integration.

Furthermore, the Companies’ product portfolios for injection molding machines are complementary in many aspects. Generally, companies in the same industry that compete with each other cannot avoid cannibalization and find it difficult to achieve synergy effects. However, in the case of the Companies’ combination, while some overlap requires consolidation, they are complementary in many areas, and we expect synergies in sales. The table below organizes the Companies’ injection molding machines by size (clamping force) and drive type. Note that Nissei does not manufacture or sell die casting machines, which the Company manufactures, creating a fully complementary relationship in this segment.

Table of the Companies’ Injection Molding Machines by Size (Clamping Force) and Drive Type
	Small	Medium	Large	Super Large
	Up to 500t	501t–1,000t	1,001t–2,000t	2,001t and above
Electric	N /T	T	T
Hybrid	N	N	N	N
Hydraulic	N	N	N
(Note) T = the Company, N = Nissei.

Furthermore, as described below, the Companies have confirmed the potential for synergies and determined that the combination of the Companies would contribute to maximizing corporate value.

(4)	Vision
The Companies aim to become a “global leading group contributing to the creation of new customer value through molding innovation.” This vision embodies the diverse aspirations of the Companies. For example, the Companies aim to provide not only molding machines but also platforms and solutions with a customer-centric approach. Furthermore, the Companies aspire to form a group that serves as a catalyst for industrial reorganization and plays a central role globally. The “GMS” in the Joint Holding Company’s name stands for “Global Molding Solutions,” embodying these aspirations. The Companies also aim to build a group where employees can work with vitality and take pride in belonging to a global industry-leading group.

(5)	Anticipated Synergies
Through the Business Integration, the Companies anticipate the following synergies, which are organized by value chain segment.

(i)	Design Engineering & Development
-	Improved competitiveness through in-house production and integration of control system technologies
-	Cost reduction through sharing of mechanical components
-	Accelerated development speed and innovation through sharing the technical know-how
-	Resource optimization through model consolidation
-	Improved environmental capability, including compliance with European recycling standards (DfR)

(ii)	Procurement
-	Realized scale advantages through joint/centralized purchasing
-	Expansion and strengthening of overseas supplier base
-	Streamlined procurement management operations

(iii)	Manufacturing
-	Improved production efficiency through the integration and mutual utilization of manufacturing bases
-	Shortened delivery times and improved reliability through inspection process automation

(iv)	Sales
-	Strengthened marketing functions
-	Increased Sales through cross-selling
-	Expanded product lineup

(v)	Service
-	Strengthened service infrastructure through mutual utilization of service locations and personnel
-	Reduced inventory through standardization of service parts

2.	Outline of the Share Transfer Plan
Outline of the Share Transfer Plan is as described in “THE SHARE TRANSFER PLAN (Copy)” set forth below.

THE SHARE TRANSFER PLAN (Copy)

NISSEI PLASTIC INDUSTRIAL CO., LTD. (“Nissei”) and TOYO INNOVEX Co., Ltd. (“TOYO”) having agreed to conduct a share transfer by means of a joint share transfer, hereby jointly prepare this share transfer plan (the “Share Transfer Plan”) as follows.

Article 1 (Share Transfer)
In accordance with the provisions of this Share Transfer Plan, on the Effective Date (as defined in Article 8; the same shall apply hereinafter), Nissei and TOYO shall jointly effect a share transfer (the “Share Transfer”), whereby all issued shares of Nissei and TOYO shall have their ownership transferred to a wholly-owning parent company newly incorporated through the Share Transfer (the “Holding Company”), and as a result, Nissei and TOYO shall each become wholly-owned subsidiaries of the Holding Company.

Article 2 (Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares and Other Matters to Be Provided in the Articles of Incorporation of the Holding Company)
1.	The purpose, trade name, location of head office, and total number of authorized shares of the Holding Company shall be as follows:
(1)	Purpose
The purpose of the Holding Company shall be as provided in Article 2 of the Articles of Incorporation set forth in Exhibit 1.
(2)	Trade Name
The trade name of the Holding Company shall be GMS Group Kabushiki Kaisha, and in English shall be expressed as GMS Group Co., Ltd.
(3)	Location of Head Office
The head office of the Holding Company shall be located in Chiyoda-ku, Tokyo, and its address shall be 8th Floor, Mitsubishi Building, 2-5-2 Marunouchi, Chiyoda-ku, Tokyo.
(4)	Total Number of Authorized Shars
The total number of authorized shares of the Holding Company shall be 230,000,000 shares.

2.
In addition to the matters set forth in the preceding paragraph, the other matters to be provided in the Articles of Incorporation of the Holding Company shall be as described in the Articles of Incorporation attached hereto as Exhibit 1.

Article 3 (Names of Initial Directors and Initial Accounting Auditor of the Holding Company)
1.	The names of the initial directors of the Holding Company (excluding the initial directors who will serve as Audit and Supervisory Committee Members) shall be as follows:
Director (Scheduled to be appointed as Chairman and Chief Executive Officer): Hozumi Yoda
Director (Scheduled to be appointed as President and Chief Operating Officer): Yoshiaki Tabata
Director: Akihiko Imai
Director: Masato Sakai

2.	The names of the initial directors who will serve as Audit and Supervisory Committee Members of the Holding Company shall be as follows:
Audit and Supervisory Committee Member: Steven Blues Moore (Outside Director)
Audit and Supervisory Committee Member: Haruko Nishida (Outside Director)
Audit and Supervisory Committee Member: Amane Sawa (Outside Director)
Audit and Supervisory Committee Member: Yasuko Yokosawa (Outside Director)

3.	The name of the initial accounting auditor of the Holding Company shall be:
Grant Thornton Taiyo LLC

Article 4 (Shares to Be Delivered Upon the Share Transfer and Allotment Thereof)
1.
Upon the Share Transfer, the Holding Company shall deliver to the shareholders of Nissei and TOYO as of the time immediately prior to the acquisition by the Holding Company of all issued shares of Nissei and TOYO (the “Reference Time”), shares of common shares of the Holding Company (the “Delivered Shares”) corresponding to the total of:

(i)	the number of shares of common share of Nissei issued as of the Reference Time multiplied by 2, and
(ii)	the number of shares of common share of TOYO issued as of the Reference Time multiplied by 1.51.

2.	The Holding Company shall allot the Delivered Shares to the shareholders of Nissei and TOYO as of the Reference Time in accordance with the following share transfer ratio (the “Share Transfer Ratio”):
(1)	To shareholders of Nissei, for each share of common stock of Nissei held, 2 shares of common stock of the Holding Company shall be allotted.
(2)	To shareholders of TOYO, for each share of common stock of TOYO held, 1.51 shares of common stock of the Holding Company shall be allotted.

3.
In the event that fractions of less than one full share arise as a result of the calculations in the preceding paragraphs, such fractions shall be handled in accordance with Article 234 of the Companies Act and other applicable laws and regulations.

Article 5 (Share Options to Be Delivered and Allotment Thereof in Connection with the Share Transfer)
1.	Delivery of Share Options
Upon the Share Transfer, the Holding Company shall deliver to each holder of the share options issued by Nissei and listed in Column (1) of items (i) through (xv) of the table below as of the Reference Time, in replacement of the share options held by such holders, the same number of share options of the Holding Company as twice the total number of the corresponding share options of Nissei held by such holders as of the Reference Time, as listed in Column (2) of the table below.

Items	Column (1)		Column (2)
	Title	Details	Title	Details
(i)	Series 1 Share Options	Exhibit 2(i)	Series 1 Share Options	Exhibit 3(i)
(ii)	Series 2 Share Options	Exhibit 2(ii)	Series 2 Share Options	Exhibit 3(ii)
(iii)	Series 3 Share Options	Exhibit 2(iii)	Series 3 Share Options	Exhibit 3(iii)
(iv)	Series 4 Share Options	Exhibit 2(iv)	Series 4 Share Options	Exhibit 3(iv)
(v)	Series 5 Share Options	Exhibit 2(v)	Series 5 Share Options	Exhibit 3(v)
(vi)	Series 6 Share Options	Exhibit 2(vi)	Series 6 Share Options	Exhibit 3(vi)
(vii)	Series 7 Share Options	Exhibit 2(vii)	Series 7 Share Options	Exhibit 3(vii)
(viii)	Series 8 Share Options	Exhibit 2(viii)	Series 8 Share Options	Exhibit 3(viii)
(ix)	Series 9 Share Options	Exhibit 2(ix)	Series 9 Share Options	Exhibit 3(ix)
(x)	Series 10 Share Options	Exhibit 2(x)	Series 10 Share Options	Exhibit 3(x)
(xi)	Series 11 Share Options	Exhibit 2(xi)	Series 11 Share Options	Exhibit 3(xi)
(xii)	Series 12 Share Options	Exhibit 2(xii)	Series 12 Share Options	Exhibit 3(xii)
(xiii)	Series 13 Share Options	Exhibit 2(xiii)	Series 13 Share Options	Exhibit 3(xiii)
(xiv)	Series 14 Share Options	Exhibit 2(xiv)	Series 14 Share Options	Exhibit 3(xiv)
(xv)	Series 15 Share Options	Exhibit 2(xv)	Series 15 Share Options	Exhibit 3(xv)

2.	Allocation of Share Options
Upon the Share Transfer, the Holding Company shall, to each holder of the share options issued by Nissei as of the Record Time, allot two (2) share options of the Holding Company listed in Column (2) for each share option listed in Column (1) under items (i) through (xv) in the table in the preceding paragraph held by such holder.

Article 6 (Amount of Capital and Reserves of the Holding Company)
The amounts of capital and reserves of the Holding Company as of the Effective Date shall be as follows:
(1)	Amount of capital:	JPY 300 million
(2)	Amount of capital reserve:	JPY 75 million
(3)	Amount of earned surplus reserve:	JPY 0
(4)	Amount of capital surplus:
The amount obtained by deducting the total amount set forth in items (1) and (2) above from the amount of changes in shareholders’ equity as prescribed in Article 52, Paragraph 1 of the Regulation on Corporate Accounting.

Article 7 (Dividends of Surplus, etc.)
1.	Nissei may, with March 31, 2026 as the record date, pay dividends of surplus up to JPY 21 per share of its common share.

2.	TOYO may, with March 31, 2026 as the record date, pay dividends of surplus up to JPY 17.5 per share of its common share.

3.
Except as provided in the preceding two paragraphs, neither Nissei nor TOYO shall, during the period from the date of the execution of this Share Transfer Plan until the Effective Date, resolve to pay dividends of surplus with a record date prior to the Effective Date.

Article 8 (Effective Date of Establishment of the Holding Company)
The date on which the incorporation of the Holding Company shall be registered (the “Effective Date”) shall be April 1, 2026; provided, however, that if deemed necessary due to the progress of the procedures for the Share Transfer or other reasons, Nissei and TOYO may, upon mutual consultation and agreement, change such date.

Article 9 (Shareholders’ Meetings to Approve the Share Transfer Plan)
1.
Nissei and TOYO shall each convene an extraordinary general meeting of shareholders on January 30, 2026 to seek approval for this Share Transfer Plan and other matters necessary for the Share Transfer.

2.
If deemed necessary due to the progress of the procedures for the Share Transfer or other reasons, Nissei and TOYO may, upon mutual consultation and agreement, change the dates of the shareholders’ meetings referred to in the preceding paragraph.

Article 10 (Listing of Shares and Shareholder Registry Administrator)
1.
Nissei and TOYO shall cooperate and consult with each another to take necessary procedures so that the shares of common share of the Holding Company will be listed on the Tokyo Stock Exchange Prime Market as of the Effective Date.

2.	The shareholder registry administrator of the Holding Company at the time of its establishment shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 11 (Cancellation of Treasury Shares)
Nissei and TOYO shall, by the Effective Date, cancel such number of treasury shares held by each of them (including treasury shares acquired in response to requests for share purchase made by dissenting shareholders in connection with the Share Transfer) as can be practically canceled.

Article 12 (Business Operations, etc.)
1.
During the period from the execution of this Share Transfer Plan until the Effective Date, Nissei and TOYO shall each manage and operate their businesses and assets with the due care of a prudent manager, and shall ensure that their respective subsidiaries (as defined in Article 8, Paragraph 3 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements) do the same.

2.
If either Nissei or TOYO becomes aware of any circumstance or event that is likely to materially affect the execution of the Share Transfer or the reasonableness of the Share Transfer Ratio during the period from the execution of this Share Transfer Plan until the Effective Date, they shall promptly notify the other party in writing and consult in good faith regarding its handling.

Article 13 (Effectiveness of this Share Transfer Plan)
This Share Transfer Plan shall cease to be effective if approval for this Share Transfer Plan and other matters necessary for the Share Transfer is not obtained at either of the shareholders’ meetings of Nissei or TOYO prescribed in Article 9, or if the Share Transfer is discontinued pursuant to the following Article.

Article 14 (Amendment of Conditions and Discontinuation of Share Transfer)
If any of the following events occurs between the date of execution of this Share Transfer Plan and the day before the Effective Date, Nissei and TOYO may, upon mutual agreement, amend the conditions of the Share Transfer or the contents of this Share Transfer Plan, or discontinue the Share Transfer:
(1)	A material change arises in the financial or operational condition of Nissei or TOYO, or a factor that is likely to materially affects such conditions becomes apparent.
(2)	A material event arises or becomes apparent that hinders the execution of the Share Transfer.
(3)	The achievement of the purpose of the Share Transfer becomes significantly difficult.

Article 15 (Matters for Consultation)
In addition to the matters provided for in this Share Transfer Plan, any matters not provided herein and any other matters necessary for the Share Transfer shall be determined in accordance with the purpose and intent of this Share Transfer Plan, upon good-faith consultation and mutual consultation and agreement between Nissei and TOYO in accordance with the intent of this Share Transfer Plan.

IN WITNESS WHEREOF, this Share Transfer Plan is executed in two (2) originals, and each of Nissei and TOYO shall, after affixing its seal, retain one (1) original.

14 November, 2025

Nissei：2110 Nanjo, Sakaki-machi, Hanishina-gun, Nagano
NISSEI PLASTIC INDUSTRIAL CO., LTD.
Representative Director and President, Hozumi Yoda

TOYO：523-1 Nishinoyama, Fukusato, Futami-cho, Akashi-shi, Hyogo
TOYO INNOVEX Co., Ltd.
Representative Director and President, Yoshiaki Tabata

Exhibit 1

ARTICLES OF INCORPORATION

CHAPTER I 　　GENERAL PROVISIONS

Article 1. (Trade Name)
The name of the Company shall be GMS Group Kabushiki Kaisha, and in English, shall be GMS Group Co., Ltd.

Article 2. (Purpose)
1.
The purpose of the Company is to control or manage the business activities of companies engaged in the following businesses, or foreign companies engaged in equivalent businesses, by owning shares or equity interests in such companies.

(1)	Manufacture, sale, design, and repair of industrial machinery, other general machinery and equipment, and related parts, devices, facilities, and systems.
(2)	Manufacture and sale of molds and mold-related machinery, devices, and systems.
(3)	Manufacture and sale of synthetic resin products.
(4)	Manufacture, processing, and sale of metals and metal products.
(5)	Manufacture and sale of wires and vehicle parts.
(6)	Manufacture, processing, and sale of textile and chemical products.
(7)	Other businesses relating to any of the preceding subparagraphs.
2.	The Company may engage in any and all businesses incidental or related to the foregoing items.

Article 3. (Location of Head Office)
The head office of the Company shall be located in Chiyoda-ku, Tokyo.

Article 4. (Organizations)
In addition to the General Meeting of Shareholders and Directors, the Company shall have the following organizations:
(1)	Board of Directors
(2)	Audit and Supervisory Committee
(3)	Accounting Auditors

Article 5. (Method of Announcing Public Notices)
Public notices of the Company shall take the form of electronic announcements; provided, however, that in the event that electronic announcements cannot be made due to accidents or other unavoidable circumstances, public notices shall be given in the Nihon Keizai Shimbun.

CHAPTER II 　　SHARES

Article 6. (Total Number of Authorized Shares)
The total number of authorized shares of the Company shall be 230,000,000shares.

Article 7. (Acquisition of the Company’s Own Shares)
The Company may purchase its own shares through market transactions and otherwise by resolution of the Board of Directors, in accordance with the provisions of Article 165, Paragraph (2) of the Companies Act.

Article 8. (Number of Shares Constituting One Unit)
One hundred (100) shares of the Company shall constitute one Unit.

Article 9. (Rights of Shareholders Owing Shares Constituting Less than One Unit)
Shareholders owning shares constituting less than one Unit shall not be entitled to exercise any rights except those stated below:
(1)	Rights listed in each Item of Article 189, Paragraph 2 of the Companies Act;
(2)	Right to request the acquisition of shares subject to a call for acquisition;
(3)	Right to receive allotment of offered shares and offered share options;
(4)	Right to request the Company to sell additional shares to constitute one Unit as provided in the following Article.

Article 10. (Request for Sale of Shares by Shareholders Owing Shares Less than One Unit)
Any shareholder owning shares constituting less than one Unit may request the Company to sell such number of additional shares as is necessary to constitutes one Unit together with the shares already held by the shareholder.

Article 11. (Administrator of Shareholder Registry)
1.	The Company shall appoint an Administrator of Shareholder Registry.
2.	The Administrator of Shareholder Registry and its place where its business is handled shall be selected by the Board of Directors or a Director delegated by resolution of the Board of Directors.
3.
The preparation and maintenance of the Shareholder Registry of and Share Options Registry of the Company, and all other administrative affairs relating thereto, shall be entrusted to the Administrator of Shareholder Registry and shall not be handled by the Company.

Article 12. (Rules of Share Handling)
The procedures and fees relating to entries or records in the Shareholder Registry or Share Options Registry, the purchase or additional sales of shares constituting less than one Unit, and all other concerning shares or share options shall be governed by the Rules of Share Handling to be determined by the Board of Directors or a Director delegated by a resolution of the Board of Directors as well as laws and these Articles of Incorporation.

CHAPTER III 　　GENERAL MEETING OF SHAREHOLDERS

Article 13. (Convocation)
An Ordinary General Meeting of Shareholders of the Company shall be convened in June of every year, and an Extraordinary General Meeting of Shareholders shall be convened from time to time.

Article 14. (Record Date for Ordinary General Meeting of Shareholders)
The record date for voting rights at the Ordinary General Meeting of Shareholders of the Company shall be March 31, of each year.

Article 15. (Person to Convene a General Meeting of Shareholders and Chairman thereof)
1.
Unless otherwise provided by laws and regulations, the General Meeting of Shareholders shall be convened and chaired by the Chairman and Representative Director, or the President and Representative Director according to the order of preference determined in advance by the Board of Directors.

2.
If case both the Chairman and Representative Director and President and Representative Director who shall serve as Chairperson pursuant to the preceding paragraph are prevented from so acting, another Director shall convene and chair the General Meeting of Shareholders according to the order of preference determined in advance by the Board of Directors.

Article 16. (Provision of Documents for General Meeting of Shareholders in Electronic Format, etc.)
1.
In convening a General Meeting of Shareholders, the Company shall provide information that constitutes the contents of the reference documents, etc. for the General Meeting of Shareholders in an electronic format.

2.
Among the contents provided in an electronic format, the Company may omit all or part of matters prescribed by the ministerial ordinances of the Ministry of Justice from documents that will be delivered to shareholders who requested the delivery of such documents by the record date for voting rights.

Article 17. (Method of Resolutions)
1.
Resolutions of the General Meeting of Shareholders shall be adopted by a simple majority of the votes of the shareholders present thereat unless otherwise provided by laws or these Articles of Incorporation.

2.
Resolutions described in Article 309, Paragraph 2 of the Companies Act shall be adopted at a meeting, when shareholders holding one-third (1/3) or more of the votes of all the shareholders of the Company who are entitled to exercise voting rights are present and when approved by two-thirds (2/3) or more of the votes of the shareholders present thereat.

Article 18. (Voting by Proxy)
1.	A shareholder may exercise voting rights by authorizing as proxy one other shareholder with a voting right of the Company.
2.	Such shareholder or proxy must submit to the Company a written document evidencing the power of representation at each General Meeting of Shareholders.

Article 19. (Minutes)
Minutes shall be prepared for the proceedings of the General Meeting of Shareholders. The minutes shall contain a summary of the course of the proceedings and their results, as well as other matters prescribed by laws.

CHAPTER IV　DIRECTORS AND BOARD OF DIRECTORS

Article 20. (Number of Members)
1.	The Company shall have no more than twelve (12) Directors (excluding Directors serving as Audit and Supervisory Committee Members).
2.	The Company shall have no more than five (5) Directors serving as the Audit and Supervisory Committee Members.

Article 21. (Method of Election)
1.	Directors shall be elected at a General Meeting of Shareholders. However, Directors serving as Audit and Supervisory Committee Members shall be elected separately from other Directors.
2.
The election of Directors shall be made by a majority vote of the shareholders present at a meeting where shareholders holding one-third (1/3) or more of the voting rights of all shareholders who are entitled to exercise voting rights are present.

3.	The election of Directors shall not be conducted by cumulative voting.

Article 22. (Term of Office)
1.
The term of office of Directors (excluding Directors serving as an Audit and Supervisory Committee Members) shall expire at the end of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within one (1) year after they are elected.

2.
The term of office of Directors serving as an Audit and Supervisory Committee Members shall expire at the end of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within two (2) years after they are elected.

3.
The term of office of any Director (excluding Directors serving as an Audit and Supervisory Committee Members) elected as additional members or to fill a vacancy shall expire upon the expiration of the term of office of the current Directors (excluding Directors serving as an Audit and Supervisory Committee Members).

4.
The term of office of any Director serving as an Audit and Supervisory Committee Member elected to fill a vacancy shall be the remaining term of the predecessor who served as an Audit and Supervisory Committee Member.

5.
The effective period when the resolution of election substitute Directors serving as an Audit and Supervisory Committee Member appointed pursuant to Article 329, Paragraph 3 of the Companies Act shall expire at the beginning of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within two (2) years after they are elected.

Article 23. (Representative Directors and Executive Directors)
1.	The Board of Directors shall elect Representative Directors from among Directors (excluding Directors serving as an Audit and Supervisory Committee Member) by its resolution.
2.
The Board of Directors may determine, from among Directors(excluding Directors serving as an Audit and Supervisory Committee Member), one Chairman, one President, and a certain number of Vice Presidents.

Article 24. (Board of Directors and Person to Convene a Meeting of the Board of Directors and Chairman thereof)
1.
Unless otherwise provided by laws and regulations, the Board of Directors shall be convened and chaired, by the Chairman and Representative Director or the President and Representative Director according to the order of preference determined in advance by the Board of Directors.

2.
If case the Chairman and President who shall serve as Chairperson pursuant to the preceding paragraph are prevented from so acting, another Director shall convene and chair the Board of Directors, according to the order of preference determined in advance by the Board of Directors.

Article 25. (Notice of Meeting of Board of Directors)
1.
Notice of a meeting of the Board of Directors shall be sent to each Director three (3) days prior to the date of the meeting; provided, however, that such period of notice may be shortened in the event of an emergency.

2.	The Board of Directors may convene without following the convening procedures when all Directors consent.

Article 26. (Method of Resolutions at Board of Directors Meeting)
Resolutions of the Board of Director shall be adopted by a majority vote of the Directors present at a meeting where a majority of Directors who are entitled to vote are present.

Article 27. (Omission of Resolutions at Board of Directors Meeting)
A resolution of the Board of Directors shall be deemed to have been adopted when the requirements of Article 370 of the Companies Act are satisfied.

Article 28. (Delegation of Decisions on Important Business Execution)
The Company may, in accordance with Article 399-13, Paragraph (6) of the Companies Act, delegate all or part of the decisions on important business execution (excluding matters listed in each item of Paragraph (5) of the same Article) to the Directors by resolution of the Board of Directors.

Article 29. (Rules of Board of Directors)
Matters concerning the Board of Directors shall be governed by laws, these Articles of Incorporation, and the Rules of the Board of Directors established by the Board of Directors.

Article 30. (Remunerations, etc.)
The compensation, including remunerations, bonuses, and other financial benefits paid by the Company as consideration for the execution of duties by Directors (“Remunerations, etc.”) shall be determined by resolution of the General Meeting of Shareholders, separately for Directors who are Audit and Supervisory Committee Members and Directors who are not.

Article 31. (Limitation of Liability of Directors)
1.
The Company may, in accordance with the provisions of Article 426, Paragraph (1) of the Companies Act and by a resolution of the Board of Directors, exempt Directors (including former Directors) from their liabilities for damages arising under Article 423, Paragraph (1) of the Companies Act, to the extent permissible by laws.

2.
The Company may, in accordance with Article 427, Paragraph (1) of the Companies Act, execute contracts with Directors (excluding Executive Directors, etc.) to limit their liabilities for damages arising under Article 423, Paragraph (1) of the Companies Act; provided, however, that the maximum limit of liabilities for damages under such contracts shall be the amount prescribed by laws and regulations.

CHAPTER V   AUDIT & SUPERVISORY COMMITTEE

Article 32. (Notice of Meeting of Audit and Supervisory Committee)
1.
Notice of a meeting of the Audit and Supervisory Committee shall be sent to each Director serving as Audit and Supervisory Committee Member three (3) days prior to the date of the meeting; provided, however, that such period of notice may be shortened in the event of an emergency.

2.	The meeting of the Audit and Supervisory Committee may convene without following the convening procedures when all Directors serving as Audit and Supervisory Committee Member consent.

Article 33. (Method of Resolutions at Audit and Supervisory Committee Member)
Resolutions of the Audit and Supervisory Committee shall be adopted by a majority vote of the Audit and Supervisory Committee Members present at a meeting where a majority of the Audit and Supervisory Committee Members who are entitled to vote are present.

Article 34. (Rules of Audit and Supervisory Committee Member)
Matters concerning the Audit and Supervisory Committee shall be governed by laws and regulations, these Articles of Incorporation, and the Rules of the Audit and Supervisory Committee established by the Audit and Supervisory Committee.

CHAPTER VI   ACCOUNTING AUDITORS

Article 35. (Election of Accounting Auditors)
The Accounting Auditors shall be elected at the General Meeting of Shareholders.

Article 36. (Term of Office of Accounting Auditors)
1.
The term of office of the Accounting Auditors shall expire at the close of the Ordinary General Meeting of Shareholders held with respect to the last of the fiscal years that end within one (1) year after they are elected.

2.	The Accounting Auditors shall be deemed reelected at the meeting, unless otherwise resolved at the Ordinary General Meeting of Shareholders described in the preceding paragraph.

Article 37. (Remunerations)
The Remunerations, etc. of the Accounting Auditors are fixed by the Representative Directors with the consent of Audit and Supervisory Committee.

CHAPTER VII   ACCOUNTS

Article 38. (Fiscal Year)
The fiscal year of the Company shall commence on April 1 and end on March 31 of each year.

Article 39. (Authority to Decide Dividends of Surplus, etc.)
The Company may, by resolution of the Board of Directors, determine the matters listed in each item of Article 459, Paragraph (1) of the Companies Act unless otherwise provided by laws.

Article 40. (Record Date for Dividends of Surplus)
The record date for year-end dividends of the Company shall be March 31 of each year, and the record date for the interim dividends of the Company shall be September 30 of each year.

Article 41. (Statute of Limitations for Dividends, etc.)
1.
The Company shall be relieved of its obligation to pay any dividends or interim dividends after three (3) years from the date on which such dividends became due and payable if the dividend property is money.

2.	No interest shall be paid on the dividends of surplus.

SUPPLEMENTARY PROVISIONS

Article 1. (First Fiscal Year)
Notwithstanding the provisions of the Article 38, the first fiscal year of the Company shall be from the date of the establishment of the Company to March 31, 2027.

Article 2. (Remuneration of the Initial Directors, etc.)
1.
Notwithstanding the provision of the Article 30, the total amount of monetary Remuneration paid to Directors (excluding Directors serving as an Audit and Supervisory Committee Member) from the date of the establishment of Company until the end of the first Ordinary General Meeting of Shareholders shall not exceed 300 million yen per year.

2.
Notwithstanding the provision of the Article 30, the total amount of Remuneration paid to Directors serving as an Audit and Supervisory Committee Member from the date of the establishment of Company until the end of the first Ordinary General Meeting of Shareholders shall not exceed 70 million yen per year.

3.
Notwithstanding the provisions of Article 30, from the date of the establishment of the Company until the conclusion of the first Ordinary General Meeting of Shareholders, among the Remunerations, etc. to be paid to Directors (excluding Directors serving as Audit and Supervisory Committee Members, the “Subject Director”), the monetary remuneration claims granted for the purpose of granting Restricted Shares to Subject Directors shall be provided separately from the remuneration limit specified in Paragraph (1), and the details thereof shall be as set forth below.

(1)	The total amount of such monetary remuneration claims granted to the Subject Director shall be 100 million yen per year.
(2)
Each Subject Director shall, pursuant to a resolution of the Board of Directors, contribute the entire amount of such monetary remuneration claims as property contributed in kind to the Company and receive the issuance or disposal of shares of the Company’s common shares in return. The total number of shares of common shares to be issued or disposed of to the Subject Director shall not exceed 377,500 shares; provided, however, that in the event of a share split (including a free allotment of shares) or a reverse share split of the Company’s common shares, such number shall be reasonably adjusted according to the applicable ratio.

(3)
The payment amount per share for the shares of common shares to be issued or disposed of to the Subject Director shall be the closing price of the Company’s common shares on the Tokyo Stock Exchange on the business day immediately preceding the date of the resolution of the Board of Directors for such issuance or disposition (or, if no transaction is executed on that day, the closing price on the most recent trading day prior thereto). Upon such issuance or disposition of its common shares, the Company and each Subject Director shall enter into a Restricted Share Allotment Agreement (the “Allotment Agreement”) providing, in substance, the matters set forth below; and the shares of common shares allotted pursuant to the Allotment Agreement (the “Allotted Shares”) shall be subject to such terms.

(i)
The Subject Director shall not, during the period from the date on which the Allotted Shares are allotted (the “Allotment Date”) until the time when the Subject Director resigns from all positions as a Director of the Company and as a Director of any subsidiary of the Company (the “Restriction Period”), transfer, create a security interest in, or otherwise dispose of the Allotted Shares.

(ii)
If the Subject Director continuously holds a position as a Director of the Company or as a Director of a subsidiary of the Company throughout the Restriction Period, the transfer restriction on all of the Allotted Shares shall be lifted upon expiration of the Restriction Period.

(iii)
If the Subject Director falls under any of the events specified in the Allotment Agreement, including cases where the Subject Director is to resign from all positions as a Director of the Company and as a Director of a subsidiary of the Company due to reasons other than death, expiration of term, or other justifiable grounds, the Company shall acquire all of the Allotted Shares without compensation.

(iv)
Notwithstanding the provisions of item (ii) above, if the Subject Director dies or resigns from all positions as a Director of the Company and as a Director of a subsidiary of the Company during the period from the day after the date of the Ordinary General Meeting of Shareholders of the Company for the fiscal year that includes the Allotment Date until the date of the next Ordinary General Meeting of Shareholders due to justifiable grounds, the transfer restriction shall be lifted, at the time of such resignation, with respect to a number of the Allotted Shares reasonably determined based on the period during which the Subject Director held such positions within that period. In such case, the Company shall automatically acquire, without compensation, all of the Allotted Shares not released from transfer restrictions immediately after such release.

(v)
Notwithstanding items (i) and (ii) above, if matters relating to organizational restructuring, such as a merger in which the Company becomes the disappearing company, a share exchange in which the Company becomes a wholly-owned subsidiary, or a share transfer, are approved at a General Meeting of Shareholders of the Company (or, if such approval is not required, by a resolution of the Board of Directors), the Company may lift the transfer restriction, prior to the effective date of such organizational restructuring, with respect to a number of the Allotted Shares reasonably determined based on the period from the month following the date of the Ordinary General Meeting of Shareholders for the fiscal year that includes the Allotment Date until the date of such approval; provided, however, that this shall not apply where an entity other than the Company involved in such restructuring allots to the Subject Director shares of such entity that are subject to transfer restrictions. In such case, the Company shall automatically acquire, without compensation, all of the Allotted Shares not released from transfer restrictions immediately after such release.

(vi)	Other matters concerning to the Allotment Agreement shall be determined by the Board of Directors of the Company.

Article 3. (Succession of Transfer Restrictions, etc.)
As of April 1, 2026, the Company shall succeed to the contractual position as well as the rights and obligations of TOYO INNOVEX Co., Ltd (“TOYO INNOVEX”) under the restricted shares allotment agreements entered between TOYO INNOVEX and its Directors, with respect to the restricted shares granted by TOYO INNOVEX to its Directors pursuant to the Rules of Restricted Shares Remuneration (Restricted Shares) enacted May 26, 2021.

Article 4. (Deletion of These Supplementary Provisions)
These Supplementary Provisions shall be deleted upon the end of the first Ordinary General Meeting of Shareholders following the establishment of the Company.

Exhibit 2       Share Options Issued by NISSEI PLASTIC INDUSTRIAL CO., LTD.

	(i) Series 1 Share Options	(ii) Series 2 Share Options	(iii) Series 3 Share Options
Date of Resolution	June 29, 2011	June 28, 2012	June 27, 2013
Grant Date	July 15, 2011	July 13, 2012	July 12, 2013
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	July 16, 2011 to July 15, 2046	From July 14, 2012 to July 13, 2047	From July 13, 2013 to July 12, 2048
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(iv) Series 4 Share Options	(v) Series 5 Share Options	(vi) Series 6 Share Options
Date of Resolution	June 27, 2014	June 26, 2015	June 24, 2016
Grant Date	July 14, 2014	July 13, 2015	July 11, 2016
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 15, 2014 to July 14, 2049	From July 14, 2015 to July 13, 2050	From July 12, 2016 to July 11, 2051
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(vii) Series 7 Share Options	(viii) Series 8 Share Options	(ix) Series 9 Share Options
Date of Resolution	June 23, 2017	June 27, 2018	June 26, 2019
Grant Date	July 10, 2017	July 13, 2018	July 12, 2019
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 11, 2017 to July 10, 2052	From July 14, 2018 to July 13, 2053	From July 13, 2019 to July 12, 2054
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(x) Series 10 Share Options	(xi) Series 11 Share Options	(xii) Series 12 Share Options
Date of Resolution	June 26, 2020	June 25, 2021	June 24, 2022
Grant Date	July 13, 2020	July 12, 2021	July 11, 2022
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 14, 2020 to July 13, 2055	From July 13, 2021 to July 12, 2056	From July 12, 2022 to July 11, 2057
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

	(xiii)Series 13 Share Options	(xiv)Series 14 Share Options	(xv)Series 15 Share Options
Date of Resolution	June 23, 2023	June 26, 2024	June 26, 2025
Grant Date	July 10, 2023	July 16, 2024	July 14, 2025
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of Nissei Plastic Industrial Co., Ltd. (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From July 11, 2023 to July 10, 2058	From July 17, 2024 to July 16, 2059	From July 15, 2025 to July 14, 2060
Type, Details, and Number of Shares Underlying the Share Options	Refer to Note 1 and Note 2
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 3
Conditions for Exercise of Share Options	Refer to Note 4
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of Nissei.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 5

Notes:
1.    Each Share Option entitles the holder to acquire 100 shares of common share.
2.    Number of Shares Underlying the Share Options
If, after the allotment date of the Share Options, Nissei carries out a share split or share consolidation with respect to its common share, the number of shares to be delivered upon exercise of each Share Option shall be adjusted in accordance with the following formula; provided, however, that such adjustment shall apply only to Share Options that remain unexercised at the time of the adjustment, and any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.
Adjusted Number of Shares
= Number of Shares Before Adjustment × Ratio of Share Split or Share Consolidation
The Adjusted Number of Shares shall apply on and after the day following the record date of the relevant share split in the case of a share split, and on and after the effective date of the relevant share consolidation in the case of a share consolidation.
However, if a share split is to be conducted subject to approval at a shareholders’ meeting of Nissei of a proposal to decrease surplus and increase capital or reserves, and if such shareholders’ meeting sets a record date for the share split prior to the conclusion of said meeting, the Adjusted Number of Shares shall apply on and after the day following the conclusion of such shareholders’ meeting.
3.    Issue Price and Amount to Be Included in Capital upon Issuance of Shares upon Exercise of the Share Options
(a)  The amount of capital to be increased upon issuance of shares resulting from the exercise of the Share Options shall be one-half of the maximum amount deemed to be the increase of capital pursuant to Article 17, Paragraph 1 of the Regulation on Corporate Accounting. If the calculation results in a fraction less than one (1) yen, such amount shall be rounded up to the nearest whole yen.

(b)  The amount to be included in capital reserve upon issuance of shares resulting from the exercise of the Share Options shall be the amount obtained by deducting the amount of capital increase set forth in item (i) above from the maximum amount deemed to be the increase of capital as prescribed in the same item.
4.    Conditions for Exercise of Share Options
(i)   A Share Option holder may exercise the Share Options only within ten (10) days from the day following the date on which the holder loses his or her position as a Director of Nissei; provided, however, that if the tenth day falls on a holiday, the next business day shall apply.
(ii)  Notwithstanding the preceding item, if a proposal for approval of a merger agreement under which Nissei will be the dissolving company, a company split agreement or a company split plan under which Nissei will be the splitting company, or a share exchange agreement or a share transfer plan under which Nissei will become a wholly-owned subsidiary, is approved at a shareholders’ meeting of Nissei (or, if no shareholders’ meeting resolution is required, a resolution of the Board of Directors of Nissei or a determination by an Executive Officer delegated pursuant to Article 416, Paragraph 4 of the Companies Act is made), the Share Options may be exercised only for a period of thirty (30) days from the day following the date of such approval; provided, however, that this shall not apply if Share Options of the reorganized company are delivered to the Share Option holders pursuant to Article 5 (Provisions Regarding Delivery of Share Options in Connection with Organizational Restructuring).
(iii) Other conditions shall be as provided in the “Share Option Allotment Agreement” to be executed between Nissei and each Share Option holder.
5.   Treatment of Share Options in Organizational Reorganization Transactions
If Nissei conducts a merger (limited to mergers in which Nissei will cease to exist), an absorption-type company split or an incorporation-type company split (in each case limited to cases where Nissei will be the splitting company), a share exchange or a share transfer (in each case limited to cases where Nissei will become a wholly-owned subsidiary) (collectively, the “Reorganization Transactions”), then, immediately prior to the effective date of such Reorganization Transaction (meaning, in the case of an absorption-type merger, the effective date of the merger; in the case of an incorporation-type merger, the date of incorporation of the new company established by the merger; in the case of an absorption-type company split, the effective date of the split; in the case of an incorporation-type company split, the date of incorporation of the new company established by the split; in the case of a share exchange, the effective date thereof; and in the case of a share transfer, the date of incorporation of the wholly-owning parent company established by the share transfer), the holders of Share Options remaining outstanding immediately before such effective date (the “Remaining Share Options”) shall be granted share options of a joint stock company listed in items (a) through (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (the “Reorganized Company”); provided, however, that such grant shall be subject to the relevant merger agreement, company split agreement or plan, share exchange agreement, or share transfer plan stipulating that the grant shall be made in accordance with the following provisions.
(i)   Number of Share Options Granted
The number of share options of the Reorganized Company to be granted to each holder shall be equal to the number of Remaining Share Options held by such holder.
(ii)  Type of Shares Underlying the Share Options
The shares underlying the share options to be granted shall be the common shares of the Reorganized Company.
(iii)  Number of Shares Underlying Each Share Option
Number of Shares Underlying Each Share Option
The number of shares deliverable upon exercise shall be a number reasonably adjusted after taking into account the terms and conditions of the Reorganization Transaction; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.
(iv)    Amount of Property to be Contributed upon Exercise
The amount of property to be contributed upon exercise of each share option shall be calculated by multiplying the post-reorganization exercise price (as provided below) by the number of shares deliverable upon exercise as determined in item (iii) above. The post-reorganization exercise price shall be set at JPY 1 per share of the Reorganized Company.
(v)  Exercise Period
The Share Options shall be exercisable during the period beginning on the later of (a) the exercise commencement date specified for the Share Options and (b) the effective date of the Reorganization Transaction, and ending on the last day of the exercise period as prescribed for the Share Options.
(vi) Increase in Capital and Capital Reserve upon Exercise
(a) The amount of increase in capital shall be one-half of the maximum amount of increase in capital, etc. calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up to the next whole yen.
(b)  The amount of increase in capital reserve shall be the amount obtained by deducting the amount of increase in capital set forth in Item (a) above from the maximum amount of increase in capital, etc. as calculated pursuant to said Item (a).
(vii) Restriction on Transfer
The acquisition of the share options through transfer shall require the approval of the Board of Directors of the Reorganized Company.

(viii) Conditions for Exercise
The conditions for exercise shall be as provided in Section 4 above.
(ix) Acquisition of Share Options by the Company
If any of the following proposals is approved at a shareholders’ meeting of Nissei (or, where a shareholders’ meeting resolution is not required, approved by a resolution of the Board of Directors of Nissei or by a decision of an Executive Officer delegated pursuant to Article 416, Paragraph 4 of the Companies Act), Nissei may acquire the Share Options without compensation, on a date separately determined by Nissei’s Board of Directors:
(a)	Approval of a merger agreement under which Nissei will be the dissolving company
(b)	Approval of a company split agreement or company split plan under which Nissei will be the splitting company
(c)	Approval of a share exchange agreement or share transfer plan under which Nissei will become a wholly-owned subsidiary
(d)	Approval of an amendment to the Articles of Incorporation to require approval by Nissei for transfer of all shares issued by Nissei
(e)
Approval of an amendment to the Articles of Incorporation to require approval by Nissei for transfer of the class of shares underlying the Share Options, or to allow Nissei to acquire all such shares by shareholder resolution

Exhibit 3   Share Options Issued by GMS Group Co., Ltd.

	(i) Series 1 Share Options	(ii) Series 2 Share Options	(iii) Series 3 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and any company directly or indirectly controlled by the Holding Company (the “Group Companies”) (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 15, 2046	From April 1, 2026 to July 13, 2047	From April 1, 2026 to July 12, 2048
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(iv) Series 4 Share Options	(v) Series 5 Share Options	(vi) Series 6 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 14, 204	From April 1, 2026 to July 13, 205	From April 1, 2026 to July 11, 2051
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(vii) Series 7 Share Options	(viii) Series 8 Share Options	(ix) Series 9 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 10, 2052	From April 1, 2026 to July 13, 2053	From April 1, 2026 to July 12, 2054
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(x) Series 10 Share Options	(xi) Series 11 Share Options	(xii) Series 12 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 13, 2055	From April 1, 2026 to July 12, 2056	From April 1, 2026 to July 11, 2057
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

	(xiii) Series 13 Share Options	(xiv) Series 14 Share Options	(xv) Series 15 Share Options
Grant Date	April 1, 2026	April 1, 2026	April 1, 2026
Vesting Conditions
Within 10 days from the day following the date on which the holder loses their position as a Director of the Holding Company and Group Companies (if the tenth day falls on a holiday, the next business day).

Service Period Subject to Vesting	No specific period is stipulated.
Exercise Period	From April 1, 2026 to July 10, 2058	From April 1, 2026 to July 16, 2059	From April 1, 2026 to July 14, 2060
Number of Share Options	A number equal to 2 times the number of the corresponding Share Options issued by Nissei as of the record time.
Type, Details, and Number of Shares Underlying the Share Options (Note 1)	100 common shares per 1 Share Option
Amount to Be Paid Upon Exercise of the Share Options	JPY 1 per share
Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Options	Refer to Note 2
Conditions for Exercise of Share Options	Refer to Note 3
Restrictions on Transfer of Share Options	The acquisition of share options by transfer shall be subject to approval by a resolution of the Board of Directors of the Holding Company.
Provisions Regarding Delivery of Share Options in Connection with Reorganization Transactions	Refer to Note 4

Notes:
1. Number of Shares Underlying the Share Options
If, after the allotment date of the Share Options, the Holding Company carries out a share split (including a gratis allotment of shares; the same shall apply hereinafter) or share consolidation with respect to its common share, the number of shares to be delivered upon exercise of each Share Option shall be adjusted in accordance with the following formula; provided, however, that such adjustment shall apply only to Share Options that remain unexercised at the time of the adjustment, and any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.
Adjusted Number of Shares
= Number of Shares Before Adjustment × Ratio of Share Split or Share Consolidation
The Adjusted Number of Shares shall apply on and after the day following the record date of the relevant share split in the case of a share split, and on and after the effective date of the relevant share consolidation in the case of a share consolidation.
However, if a share split is to be conducted subject to approval at a shareholders’ meeting of the Holding Company of a proposal to decrease surplus and increase capital or reserves, and if such shareholders’ meeting sets a record date for the share split prior to the conclusion of said meeting, the Adjusted Number of Shares shall apply on and after the day following the conclusion of such shareholders’ meeting.

2. Issue Price and Amount to Be Included in Capital and Capital Reserve upon Issuance of Shares upon Exercise of the Share Option
(a)The amount of increase in stated capital upon the issuance of shares resulting from the exercise of the Share Options shall be one-half of the maximum amount of increase in stated capital and capital reserves calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and any fraction of less than one (1) yen resulting from such calculation shall be rounded up to the nearest yen.
(b)The amount of increase in capital reserve upon the issuance of shares resulting from the exercise of the Share Options shall be the amount obtained by deducting the amount of increase in stated capital set forth in item (i) above from the maximum amount of increase in stated capital and capital reserves referred to in item (i) above.

3. Conditions for Exercise of Share Options
(i)  A Share Option holder may exercise the Share Options only within ten (10) days from the day following the date on which the holder loses his or her position as a Director of the Holding Company and the Group Companies; provided, however, that if the tenth day falls on a holiday, the next business day shall apply.
(ii)  Notwithstanding the preceding item, if a proposal for approval of a merger agreement under which the Holding Company will be the dissolving company, a company split agreement or a company split plan under which the Holding Company  will be the splitting company, or a share exchange agreement or a share transfer plan under which the Holding Company will become a wholly-owned subsidiary, is approved at a shareholders’ meeting of the Holding Company (or, if no shareholders’ meeting resolution is required, a resolution of the Board of Directors of the Holding Company is made), the Share Options may be exercised only for a period of thirty (30) days from the day following the date of such approval.
(iii) Other conditions shall be as provided in the “Share Option Allotment Agreement” to be executed between the Holding Company and each Share Option holder.

4. Treatment of Share Options in Organizational Reorganization Transactions
If the Holding Company conducts a merger (limited to mergers in which the Holding Company will cease to exist), an absorption-type company split or an incorporation-type company split (in each case limited to cases where the Holding Company will be the splitting company), a share exchange or a share transfer (in each case limited to cases where the Holding Company will become a wholly-owned subsidiary) (collectively, the “Reorganization Transactions”), then, immediately prior to the effective date of such Reorganization Transaction (meaning, in the case of an absorption-type merger, the effective date of the merger; in the case of an incorporation-type merger, the date of incorporation of the new company established by the merger; in the case of an absorption-type company split, the effective date of the split; in the case of an incorporation-type company split, the date of incorporation of the new company established by the split; in the case of a share exchange, the effective date thereof; and in the case of a share transfer, the date of incorporation of the wholly-owning parent company established by the share transfer), the holders of Share Options remaining outstanding immediately before such effective date (the “Remaining Share Options”) shall be granted share options of a joint stock company listed in items (a) through (e) of Article 236, Paragraph 1, Item 8 of the Companies Act (the “Reorganized Company”); provided, however, that such grant shall be subject to the relevant merger agreement, company split agreement or plan, share exchange agreement, or share transfer plan stipulating that the grant shall be made in accordance with the following provisions.
(i) Number of Share Options Granted
The number of share options of the Reorganized Company to be granted to each holder shall be equal to the number of Remaining Share Options held by such holder.
(ii)  Type of Shares Underlying the Share Options
The shares underlying the share options to be granted shall be the common shares of the Reorganized Company.
(iii)  Number of Shares Underlying Each Share Option
Number of Shares Underlying Each Share Option
The number of shares deliverable upon exercise shall be a number reasonably adjusted after taking into account the terms and conditions of the Reorganization Transaction; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.
(iv)  Amount of Property to be Contributed upon Exercise
The amount of property to be contributed upon exercise of each share option shall be calculated by multiplying the post-reorganization exercise price (as provided below) by the number of shares deliverable upon exercise as determined in item (iii) above. The post-reorganization exercise price shall be set at JPY 1 per share of the Reorganized Company.
(v)   Exercise Period
The Share Options shall be exercisable during the period beginning on the later of (a) the exercise commencement date specified for the Share Options and (b) the effective date of the Reorganization Transaction, and ending on the last day of the exercise period as prescribed for the Share Options.
(vi) Increase in Capital and Capital Reserve upon Exercise
(a)The amount of increase in capital shall be one-half of the maximum amount of increase in capital, etc. calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up to the next whole yen.

(b)The amount of increase in capital reserve shall be the amount obtained by deducting the amount of increase in capital set forth in Item (a) above from the maximum amount of increase in capital, etc. as calculated pursuant to said Item (a).
(vii) Restriction on Transfer
The acquisition of the share options through transfer shall require the approval of the Board of Directors of the Reorganized Company.
(viii) Conditions for Exercise
The conditions for exercise shall be as provided in Section 3 above.
(ix) Acquisition of Share Options by the Company
If any of the following proposals is approved at a shareholders’ meeting of the Holding Company (or, where a shareholders’ meeting resolution is not required, approved by a resolution of the Board of Directors of the Holding Company), the Holding Company may acquire the Share Options without compensation, on a date separately determined by Board of Directors of the Holding Company:
(a) Approval of a merger agreement under which the Holding Company will be the dissolving company
(b) Approval of a company split agreement or company split plan under which the Holding Company will be the splitting company
(c)Approval of a share exchange agreement or share transfer plan under which the Holding Company will become a wholly-owned subsidiary
(d)Approval of an amendment to the Articles of Incorporation to require approval by the Holding Company for transfer of all shares issued by the Holding Company
(e) Approval of an amendment to the Articles of Incorporation to require approval by the Holding Company for transfer of the class of shares underlying the Share Options, or to allow the Holding Company to acquire all such shares by shareholder resolution

5. The Holding Company shall not issue any stock option certificates in respect of the Share Options.

3.	Matters Regarding the Reasonableness of Determination Concerning Matters Specified in Article 773, Paragraph (1), Items 5 and 6 of the Companies Act of Japan (the “Companies Act”)

(1)	Matters Regarding Shares of the Joint Holding Company To Be Issued To Shareholders of Respective Companies Upon the Share Transfer and the Allotment of the Shares of the Joint Holding Company

The Companies have determined the allotment ratio of the shares to be allotted to shareholders of respective Companies upon the establishment of the Joint Holding Company through the Share Transfer (the “Share Transfer Ratio”) as follows.

(i)	Details of Allotment under the Share Transfer (Share Transfer Ratio)
	The Company	Nissei
Share Transfer Ratio	1.51	2

(Note 1) Allotment Ratio of the Shares
For each common share of the Company, 1.51 common share of the Joint Holding Company shall be allotted and delivered; and for each common share of Nissei, two (2) common shares of the Joint Holding Company shall be allotted and delivered; provided, however, that the above Share Transfer Ratio may be subject to change upon mutual consultation between the Companies, if there is any material change in the conditions that form the basis of the valuation thereof. In the event that any fractional shares of the Joint Holding Company arise as a result of the Share Transfer, the amount of money corresponding to such fractional shares shall be paid to the relevant shareholders, in accordance with Article 234 of the Companies Act and other applicable laws and regulations.

(Note 2) The Share Unit of the Joint Holding Company and Handling of Shares Less Than One Unit
The share unit of the Joint Holding Company shall be 100 shares.

The Companies will apply for the listing of the shares (a technical listing) of the Joint Holding Company, which are to be allotted to the shareholders of the Companies through the Share Transfer, on the TSE. If such application is approved, the shares of the Joint Holding Company will be traded on the TSE. Therefore, the Companies believe they can continue to provide liquidity for the shares of the Joint Holding Company to the shareholders of the Companies who will be allotted a number equal to or greater than one unit of shares (100 shares) of the Joint Holding Company.

Shareholders of the Companies who receive allotment of shares of the Joint Holding Company constituting less than one unit (100 shares) in the Share Transfer will not be able to sell the allotted Shares Less Than One Unit on the TSE or other financial instruments exchanges.

However, such shareholders may demand that the Joint Holding Company purchase the Shares Less Than One Unit that they hold in accordance with Article 192, Paragraph (1) of the Companies Act.

Additionally, pursuant to Article 194, Paragraph (1) of the Companies Act and the provisions under the Articles of Incorporation planned to be stipulated for the Joint Company, the shareholders will be able to demand that the Joint Holding Company sell them the shares necessary to constitute one full unit (100 shares) together with the Shares Less Than One Unit that they hold.

(Note 3) Number of New Shares in the Joint Holding Company to be Issued through the Share Transfer (Scheduled)
Common Shares: 75,805,530 shares

The above number has been calculated based on total number of issued shares in the Company as of September 30, 2025 (20,703,000 shares), and the total number of issued shares in Nissei as of September 30, 2025 (22,272,000 shares). Furthermore, the Company and Nissei plan to cancel treasury shares they currently hold or may acquire in the future, to the extent practicably possible, prior to the Effective Date of the Share Transfer. As the number of treasury shares actually canceled by the Effective Date of the Share Transfer has not yet been fixed, the above number of new shares to be issued by the Joint Holding Company may change.

(ii)	Grounds and Reasons for the Content of the Allotment Pertaining to the Share Transfer
To ensure fairness in determining the Share Transfer Ratio described in 3. (1) (i) “Details of Allotment under the Share Transfer (Share Transfer Ratio)” above, the Company selected YAMADA Consulting Group Co., Ltd. (“YAMADA Consulting”) as its independent financial advisor and third-party appraiser, and Nissei appointed SMBC NIKKO SECURITIES INC. (“SMBC Nikko”) as its independent financial advisor and third-party appraiser. On November 13, 2025, the Companies obtained valuation reports regarding the Share Transfer Ratio.

Based on the advice and calculation results from the financial Advisor and third-Party appraiser, and the legal advice from the respective legal advisors to the Companies as described in “(ⅱ) Advice from Independent Law Firm” under “Measures to Ensure Fairness” in 3.(1) (v) below and taking into account the results of the due diligence conducted by each of the Companies on the other party, the Companies comprehensively considered factors such as the financial condition, asset status, future outlook, and share price trends of each company. After careful negotiations and discussions between the Companies regarding the Share Transfer Ratio, the Companies ultimately determined that the Share Transfer Ratio described in (3) (1) (i) “Details of the Allotment under the Share Transfer (Share Transfer Ratio)” above was appropriate. The Share Transfer Ratio was resolved and agreed upon at the respective meetings of the board of directors of the Companies.

(iii)	Matters Related to the Valuation

a.	Names of Appraisers and Their Relationship with the Companies
Neither YAMADA Consulting, as the third-party appraiser for the Company, nor SMBC Nikko, as the third-party appraiser for Nissei, falls under a related party to either of the Companies, and neither YAMADA Consulting nor SMBC Nikko has any material interest in connection with the Share Transfer that is required to be stated.

b.	Outline of Valuation
YAMADA Consulting calculated the corporate value using the market share price method, as the Companies are listed on a financial instruments exchange and market share prices exist. YAMADA Consulting also adopted the discounted cash flow method (“DCF Method”) to reflect the future business outlook in the valuation.

The market share price method was conducted with the valuation reference date set as November 13, 2025, by employing (i) the closing price on the TSE on the valuation reference date as well as (ii) the simple average of the closing prices on the TSE for each period of the past one (1) month, three (3) months, and six (6) months immediately preceding the valuation reference date, respectively.

Under the DCF Method, the corporate value is calculated by discounting cash flows etc. which are expected to be generated based on the financial forecasts prepared by the Companies, to present value at a certain discount rate.

The calculation results for each of the above methods are as follows. Note that the calculation result for the Share Transfer Ratio below represents the number of common shares of the Joint Holding Company allocated per one common share of the Company when allocating one common share of the Joint Holding Company per two common shares of Nissei.

Methods Employed	Valuation Results of the Share Transfer Ratio
Market Share Price Method	1.47 to 1.64
DCF Method	1.20 to 2.54

YAMADA Consulting, in calculating the Share Transfer Ratio above, relied upon the information furnished by the Companies, publicly available information and any other similar information. YAMADA Consulting assumes that all such information is accurate and complete and has not independently verified the accuracy and completeness thereof. YAMADA Consulting has not independently valued, appraised, or assessed the assets or liabilities (including any derivatives, off-balance-sheet assets and liabilities, and other contingent liabilities) of the Companies and their respective affiliates, nor has it engaged any third-party institution for an appraisal for the same purpose. The calculation of the Share Transfer Ratio by YAMADA Consulting reflects the information and economic conditions as of November 14, 2025. Furthermore, YAMADA Consulting assumes that Nissei’s financial forecasts and other forward-looking information were reasonably prepared by Nissei’s management based on the best currently possible and good faith forecasts and judgments, that the Company’s financial forecasts and other forward-looking information were reasonably reviewed and confirmed by the Company’s management based on the best currently possible and good faith forecasts and judgments, and that the financial conditions of Nissei and the Company will progress in line with such forecasts.

The synergies resulting from the Business Integration are not included in the business plans of Nissei and the Company, which YAMADA Consulting used as the basis for the calculation pursuant to the DCF Method. YAMADA Consulting’s DCF valuation assumptions for Nissei’s business plan covering the fiscal years ending March 2026 through March 2028 utilize conservative three-year projections reflecting the latest business environment. However, this period includes fiscal years where significant profit fluctuations are anticipated. Specifically, the business plan used as the calculation premise assumes a significant decline in operating profit for the fiscal year ending March 2026, influenced by factors such as inventory write-downs. For the fiscal years ending March 2027 and March 2028, a significant increase in profit is anticipated by expanding sales of high-value-added, high-margin products such as large-scale equipment and specialized machinery. Furthermore, free cash flow is expected to increase substantially from the previous fiscal year, driven by growth in operating profit and a reduction in the increase in working capital.

Furthermore, regarding the Company’s business plan for the fiscal years ending March 2026 through March 2028, which YAMADA Consulting used as the basis for the calculation pursuant to the DCF Method, it includes fiscal years in which a substantial increase in profit is anticipated. Specifically, operating profit for the fiscal year ending March 2026 is expected to increase substantially compared to the previous fiscal year. This is due to factors such as the current order volume driven by market recovery and enhanced sales efforts, including shorter delivery lead times achieved through advance procurement of parts for large die casting machines. Furthermore, free cash flow is projected to increase significantly compared to the previous fiscal year. This increase is attributable to the rise in operating profit, coupled with smaller increase in working capital. For the fiscal year ending March 2027, operating profit is projected to increase substantially compared to the previous fiscal year. This growth is expected to be driven by the impact of the market recovery, along with global sales expansion focused on key Asian regions and initiatives to re-engage dormant customers in Japan. Free cash flow, however, is expected to decrease significantly compared to the previous fiscal year due to an increase in working capital associated with sales expansion. For the fiscal year ending March 2028, operating profit is projected to show a substantial increase over the previous fiscal year. This is expected to be driven by continued implementation of previous measures, along with intensified sales efforts for large-scale die casting machines, streamlining of production system, and promotion of cost reduction activities. Free cash flow is also projected to increase significantly over the previous fiscal year, driven by the increase in operating profit.

On the other hand, SMBC Nikko employed the market share price method, as the Companies are listed on a financial instruments exchange and market share prices exist. Additionally, to reflect the future business activity outlook in the valuation, the DCF Method was adopted for the calculation.

The calculation results for each of the above methods are as follows. Note that the calculation result for the Share Transfer Ratio below represents the number of common shares of the Joint Holding Company allocated per share of the Company when allocating one common share of the Joint Holding Company per two common shares of Nissei.

Methods Employed	Valuation Results of the Share Transfer Ratio
Market Share Price Method	1.49 to 1.54
DCF Method	1.01 to 3.19

The market share price method was conducted with the valuation reference date set as November 13, 2025, by employing (i) the closing price on the TSE on the valuation reference date as well as (ii) the simple average of the closing prices on the TSE for each period of the past one (1) month, three (3) months, and six (6) months immediately preceding the valuation reference date, respectively.

Under the DCF Method, the corporate value is calculated by discounting cash flows, etc. (which are expected to be generated based on the financial forecasts prepared by the Companies), to present value at a certain discount rate.

SMBC Nikko, in calculating the Share Transfer Ratio above, relied upon the information furnished by the Companies, publicly available information and any other similar information. SMBC Nikko assumes that all such information is accurate and complete and has not independently verified the accuracy and completeness thereof. SMBC Nikko has not independently valued, appraised, or assessed the assets or liabilities (including any derivatives, off-balance-sheet assets and liabilities, and other contingent liabilities) of the Companies and their respective affiliates, nor has it engaged any third-party institution for an appraisal for the same purpose. The calculation of the Share Transfer Ratio by SMBC Nikko reflects the information and economic conditions as of November 14, 2025. Furthermore, SMBC Nikko assumes that Nissei’s financial forecasts and other forward-looking information were reasonably prepared by Nissei’s management based on the best currently possible and good faith forecasts and judgments, that the Company’s financial forecasts and other forward-looking information were reasonably reviewed and confirmed by the Company’s management based on the best currently possible and good faith forecasts and judgments, and that the financial conditions of Nissei and the Company will progress in line with such forecasts.

The synergies resulting from the Business Integration are not included in the business plans of Nissei and the Company, which SMBC Nikko used as the basis for the calculation pursuant to the DCF Method. SMBC Nikko has used conservative estimates for the three-year period from fiscal year ending March 2026 to fiscal year ending March 2028 in its DCF valuation, reflecting the latest business environment. However, this period includes fiscal years where significant profit fluctuations are anticipated. Specifically, the business plan used as the calculation premise assumes a significant decline in operating profit for the fiscal year ending March 2026, influenced by factors such as inventory write-downs. For the fiscal years ending March 2027 and March 2028, a significant increase in profit is anticipated by expanding sales of high-value-added, high-margin products such as large-scale equipment and specialized machinery. Furthermore, free cash flow is expected to increase substantially from the previous fiscal year, driven by growth in operating profit and a reduction in the increase in working capital.

Furthermore, regarding the Company’s business plan for the fiscal years ending March 2026 through March 2028, which SMBC Nikko used as the basis for the calculation pursuant to the DCF Method, it includes fiscal years in which a substantial increase in profit is anticipated. Specifically, operating profit for the fiscal year ending March 2026 is expected to increase substantially compared to the previous fiscal year. This is due to factors such as the current order volume driven by market recovery and enhanced sales efforts, including shorter delivery lead times achieved through advance procurement of parts for large die casting machines. Furthermore, free cash flow is projected to increase significantly compared to the previous fiscal year. This increase is attributable to the rise in operating profit, coupled with a smaller increase in working capital. For the fiscal year ending March 2027, operating profit is projected to increase substantially compared to the previous fiscal year. This growth is expected to be driven by the impact of the market recovery, along with global sales expansion focused on key Asian regions and initiatives to re-engage dormant customers in Japan. Free cash flow, however, is expected to decrease significantly compared to the previous fiscal year due to an increase in working capital associated with sales expansion. For the fiscal year ending March 2028, operating profit is projected to increase substantially over the previous fiscal year. This is expected to be driven by continued implementation of previous measures, along with intensified sales efforts for large-scale die casting machines, streamlining of production system, and promotion of cost reduction activities. Free cash flow is also projected to increase significantly over the previous fiscal year, driven by the increase in operating profit.

(iv)	Matters Regarding Handling or the Like of Application for Listing of the Joint Holding Company

The Companies will apply for the listing of the shares (a technical listing) of the newly established Joint Holding Company on the TSE Prime Market. The listing date is scheduled for April 1, 2026, which is the date of the Joint Holding Company’s incorporation registration. Furthermore, as the Companies will become wholly-owned subsidiaries of the Joint Holding Company through the Share Transfer, the Company is scheduled to be delisted from the TSE on March 30, and, Nissei is scheduled to be delisted from the TSE and NSE on March 30, 2026, respectively, prior to the Joint Holding Company’s listing.

The actual listing date for shares in the Joint Holding Company and the delisting date for shares in the Companies will be determined in accordance with the regulations of the TSE and NSE.

(v)	Measures to Ensure Fairness

There is no capital relationship between the Company and Nissei, and the Share Transfer is being conducted between independent parties. However, the Company has implemented the following measures to ensure the fairness of the Share Transfer.

a.	Procurement of a Share Transfer Ratio valuation report from an independent third-party appraiser
To ensure the fairness and appropriateness of the Share Transfer, the Company selected YAMADA Consulting as an independent third-party appraiser, as described in 3.(1)(ii) “Grounds and Reasons for the Content of Allotment” above. The Company obtained Share Transfer Ratio calculation report to serve as the basis for agreeing on the Share Transfer Ratio in the Share Transfer. Furthermore, the Company negotiated and discussed with Nissei, referencing the analysis and advice of its financial advisor and third-party appraiser, YAMADA Consulting. At a board of directors meeting held on November 14, 2025, the Company resolved to execute the Share Transfer at the Share Transfer Ratio described in 3.(1)(i) “Details of Allotment under the Share Transfer (Share Transfer Ratio)” above. The Company has not obtained a fairness opinion from YAMADA Consulting stating that the Share Transfer Ratio is reasonable or fair from a financial point of view.

b.	Advice from Independent Law Firm
To ensure the fairness and appropriateness of the board of directors’ decision-making, the Company has received legal advice from Oh-Ebashi LPC & Partners, an independent legal advisor from the Companies, regarding the procedures for the Share Transfer and the methods and processes of decision-making. Oh-Ebashi LPC & Partners is not a related party to the Companies and has no material interest that should be disclosed in relation to the Business Integration.

Although Oh-Ebashi LPC & Partners has an advisory agreement with the Company, (a) Oh-Ebashi LPC & Partners is a law firm providing services as an external legal expert to numerous clients, including the Company; (b) the amount paid by the Company to Oh-Ebashi LPC & Partners for legal advice in the most recent fiscal year was a small amount falling below the standard for independence of outside directors of the Company (where “the amount paid by the Company for transactions with the Company in the most recent fiscal year exceeds 2% of the person’s consolidated sales”); and (c) the legal advisory fees payable to Oh-Ebashi LPC & Partners in connection with the Business Integration do not include any success fees contingent upon the completion of the Business Integration, the Company has determined that there is no issue with its independence from the Company in the Business Integration.

Meanwhile, Nissei has taken the following measures from the perspective of ensuring the fairness of the Share Transfer:

a.	Procurement of a Share Transfer Ratio valuation report from an independent third-party appraiser
To ensure the fairness and appropriateness of the Share Transfer, Nissei selected SMBC Nikko as an independent third-party appraiser, as described in 3.(1)(ii) “Grounds and Reasons for the Content of Allotment” above. Nissei obtained Share Transfer Ratio calculation report to serve as the basis for agreeing on the Share Transfer Ratio in the Share Transfer. Furthermore, Nissei negotiated and discussed with the Company, referencing the analysis and advice of its financial advisor and third-party appraiser, SMBC Nikko. At a board of directors meeting held on November 14, 2025, Nissei resolved to execute the Share Transfer at the Share Transfer Ratio described in 3.(1)(i) “Details of Allotment under the Share Transfer (Share Transfer Ratio)” above. Nissei has not obtained a fairness opinion from SMBC Nikko stating that the Share Transfer Ratio is reasonable or fair from a financial point of view.

b.	Advice from Independent Law Firm
To ensure the fairness and appropriateness of the board of directors’ decision-making, Nissei has received legal advice from a law firm, Hibiya-Nakata, an independent legal advisor from the Companies, regarding the procedures for the Share Transfer and the methods and processes of decision-making. Hibiya-Nakata is not a related party to the Companies and has no material interest that should be disclosed in relation to the Business Integration. Although Hibiya-Nakata has an advisory agreement with Nissei, (a) it is a law firm that provides services as an external legal expert to numerous clients, including Nissei; (b) the amount paid by Nissei to Hibiya-Nakata as fees for legal advice in the most recent fiscal year is immaterial; and (c) the fees to be paid to Hibiya-Nakata in connection with the Business Integration do not include any success-based compensation contingent upon the completion of the Business Integration. Accordingly, Nissei has determined that there is no issue with the independence of Hibiya-Nakata in connection with the Business Integration.

(vi)	Matters Regarding Measures to Avoid Conflicts of Interest

There is no particular conflict of interest between the Company and Nissei arising in connection with the Share Transfer, and therefore no special measures have been taken.

(2)	Matters Regarding the Amount of Capital and Reserve of the Joint Holding Company

Upon the establishment of the Joint Holding Company through the Share Transfer, the Company and Nissei decided the amount of capital and reserve of the Joint Holding Company as described below.

(i)	Amount of capital:	JPY 300 million
(ii)	Amount of capital reserve:	JPY 75 million
(iii)	Amount of earned surplus reserve:	JPY 0
(iv)	Amount of capital surplus:
The amount obtained by deducting the total amount set forth in items (i) and (ii) above from the amount of changes in shareholders’ equity as prescribed in Article 52, Paragraph 1 of the Regulations for Corporate Accounting.

These amounts of capital and capital reserve have been decided by the Company and Nissei upon discussions between them, comprehensively taking into account and reviewing the scale of the Joint Holding Company as well as other circumstances, within the scope of the provisions under Article 53 of the Regulations for Corporate Accounting.

4.	Matters Regarding the Reasonableness of Determination Concerning Matters Specified in Article 773, Paragraph (1), Items 9 and 10 of the Companies Act

Upon the Share Transfer, the Joint Holding Company shall issue the share options of the Joint Holding Company listed in Column (2) below, to each holder of the share options issued by Nissei as of the Record Time (i.e., immediately before the time of acquisition of all of the outstanding shares of the Companies) as listed in Column (1) under items (i) through (xv) below, in lieu of the share options of Nissei held by the respective holders, in an amount that is double the aggregate number of such share options at the time of the Record Time.

Items	Column (1)		Column (2)
	Title	Details	Title	Details
(i)	Series 1 Share Options	Exhibit 2 (Note) (i)	Series 1 Share Options	Exhibit 3 (Note) (i)
(ii)	Series 2 Share Options	Exhibit 2 (Note) (ii)	Series 2 Share Options	Exhibit 3 (Note) (ii)
(iii)	Series 3 Share Options	Exhibit 2 (Note) (iii)	Series 3 Share Options	Exhibit 3 (Note) (iii)
(iv)	Series 4 Share Options	Exhibit 2 (Note) (iv)	Series 4 Share Options	Exhibit 3 (Note) (iv)
(v)	Series 5 Share Options	Exhibit 2 (Note) (v)	Series 5 Share Options	Exhibit 3 (Note) (v)
(vi)	Series 6 Share Options	Exhibit 2 (Note) (vi)	Series 6 Share Options	Exhibit 3 (Note) (vi)
(vii)	Series 7 Share Options	Exhibit 2 (Note) (vii)	Series 7 Share Options	Exhibit 3 (Note) (vii)
(viii)	Series 8 Share Options	Exhibit 2 (Note) (viii)	Series 8 Share Options	Exhibit 3 (Note) (viii)
(ix)	Series 9 Share Options	Exhibit 2 (Note) (ix)	Series 9 Share Options	Exhibit 3 (Note) (ix)
(x)	Series 10 Share Options	Exhibit 2 (Note) (x)	Series 10 Share Options	Exhibit 3 (Note) (x)
(xi)	Series 11 Share Options	Exhibit 2 (Note) (xi)	Series 11 Share Options	Exhibit 3 (Note) (xi)
(xii)	Series 12 Share Options	Exhibit 2 (Note) (xii)	Series 12 Share Options	Exhibit 3 (Note) (xii)
(xiii)	Series 13 Share Options	Exhibit 2 (Note) (xiii)	Series 13 Share Options	Exhibit 3 (Note) (xiii)
(xiv)	Series 14 Share Options	Exhibit 2 (Note) (xiv)	Series 14 Share Options	Exhibit 3 (Note) (xiv)
(xv)	Series 15 Share Options	Exhibit 2 ((Note) (xv)	Series 15 Share Options	Exhibit 3 (Note) (xv)
(Note) Exhibit 2 and Exhibit 3 respectively indicate Exhibits 2 and 3 of “THE SHARE TRANSFER PLAN (Copy)” set forth in section 2. “Outline of the Share Transfer Plan” above.

Upon the Share Transfer, the Holding Company shall, to each holder of the share options issued by Nissei as of the Record Time, allot two (2) share options of the Holding Company listed in Column (2) for each share option listed in Column (1) under items (i) through (xv) in the table above held by such holder.

We have judged that such treatment is appropriate considering that the purpose is to issue share options of the Joint Holding Company that are substantially the same in content and number as the share options which are the target of the allotment, subject to the Share Transfer Ratio of the Share Transfer.

5.	Matters Regarding Nissei

(1)	The details of financial statements and the like for the final business year (ending March 2025)

The details of financial statements and the like of Nissei for the business year ending March 2025 are posted on the Company’s website (https://www.toyo-invx.com/ir/meeting/) and TSE’s website, which are omitted pursuant to the laws, regulations and provisions of Article 15 of the Articles of Incorporation of the Company.

(2)	The details of the incidents that have significant effect to the status of the corporate property that occurred after the end of the final business year

(Distribution of Dividend of Surplus)
Nissei is scheduled to distribute the dividend of JPY 21.0 per share, the record date of which is March 31, 2026.

(Cancellation of Treasury Shares)
Nissei is scheduled to cancel its treasury shares which are currently held or to be newly obtained hereinafter, to the extent practically allowable to cancel, before the Effective Date of the Share Transfer.

6.
Details of Incidents That Have Significant Effect to the Status of the Company’s Property Including Disposition of Material Assets And Burden of Material Obligations That Occurred After the End of the Final Business Year of the Company

(Execution of A Memorandum of Understanding Towards Acquisition of Shares (Acquiring as A Subsidiary))
The Company has passed a resolution at its Board of Directors held on June 24, 2025 to enter into a Memorandum of Understanding towards an acquisition of shares to review the acquiring, as a subsidiary, of GM-Injection AG (head office: Canton of Zug, Swiss Confederation), an equity method affiliate of the Company.

(Distribution of Dividend of Surplus)
The Company is scheduled to distribute the dividend of JPY 17.5 per share, the record date of which is March 31, 2026.

(Cancellation of Treasury Shares)
The Company is scheduled to cancel its treasury shares which are currently held or to be newly obtained hereinafter, to the extent practically allowable to cancel, before the Effective Date of the Share Transfer.

7.
Matters Stipulated in Article 74 of the Regulations for Enforcement of the Companies Act Regarding Persons Who Shall Become Directors of the Joint Holding Company (Excluding Those Who Are Audit and Supervisory Committee Members Thereof)

The persons to be Directors of the Joint Holding Company (excluding those who are Audit and Supervisory Committee Members thereof) are as described below.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
1	Hozumi YODA (July 30, 1963)	July 1989	Joined Nissei	0
		May 1999	Director and Vice President of NISSEI AMERICA, INC.	Number of Nissei’s shares owned
		June 1999	Director of Nissei	621,210
		April 2001	President and Representative Director of Nissei (current position)	Number of the Joint Holding Company’s shares to be allotted
		January 2020	Chairman of NEGRI BOSSI S.P.A. (current position)
		July 2021	Chairman of NISSEI AMERICA, INC. (current position)	1,242,420
[Reasons for nomination as a candidate for Director]
For Nissei, Mr. Hozumi YODA has served as Director for 26 years and Representative Director for 24 years, demonstrated strong leadership and contributed to the improvement of corporate value. He is strongly motivated to keep aiming for sustainable growth and the improvement of corporate value. We have judged that he is an appropriate person to manage the Joint Holding Company to be newly established and thus hereby propose him as a candidate for Director thereof.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
2	Yoshiaki TABATA (October 30, 1961)	April 1985	Joined Toyo Machinery & Metal Co., Ltd. (currently, TOYO INNOVEX Co., Ltd.)	32,600
		April 2002	General Manager of China Department, Overseas Sales Division
		October 2003	General Manager of Asia Department, Overseas Sales Division	Number of Nissei’s shares owned
		June 2011	Executive Officer, Deputy General Manager of Sales Division, General Manager of South Asia Sales Department and General Manager of Europe & U.S. Sales Department
100
		January 2013	Executive Officer, Deputy General Manager of Sales Division	Number of the Joint Holding Company’s shares to be allotted
		June 2014	Director, General Manager of Overseas Sales Division
		January 2015	Director, General Manager of Sales Administrative Division and General Manager of Overseas Sales Division
		June 2018	Managing Director, General Manager of Sales Administrative Division	49,426
		June 2019	President and Representative Director (current position)
[Reasons for nomination as a candidate for Director]
Since assuming the office of Representative Director of Toyo Machinery & Metal Co., Ltd. (currently, TOYO INNOVEX Co., Ltd.) in June 2019, Mr. Yoshiaki TABATA has been appropriately engaged in the supervision of management and determination of important matters based on his wealth of overseas experience and advanced insight accumulated through serving as the leader of the sales divisions for many years. We have judged that he is expected to contribute to improving corporate value by drawing on these experiences and insight and thus hereby propose him as a candidate for Director of the Joint Holding Company to be newly established.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
3	Akihiko IMAI (September 3, 1964)	October 1991	Joined Nissei	0
		June 2008	General Manager of the Planning Section, Corporate Planning Department of Nissei
		July 2010	General Manager of the Corporate Planning Section, Corporate Planning Department of Nissei	Number of Nissei’s shares owned
		July 2019	Deputy General Manager of the Corporate Planning Department and General Manager of the Manufacturing and Sales Planning Department of Nissei
2,500
		June 2023	Operating Officer and General Manager of the Corporate Planning Department of Nissei
June 2024
Director in charge of the Internal Audit Department, the Corporate Planning Department, the Human Resources Department, the General Affairs Department, compliance and risk management of Nissei;
Representative Director and Chairman of NISSEI TECHNICA CO., LTD. (current position)
Number of the Joint Holding Company’s shares to be allotted
		June 2025	Managing Director in charge of the Internal Audit Department, the Corporate Planning Department, the Human Resources Department, compliance and risk management of Nissei (current position)	5,000
[Reasons for nomination as a candidate for Director]
Since joining Nissei, Mr. Akihiko IMAI has established a familiarity with the operations of the Corporate Planning Department from his experience with the General Affairs Department and NISSEI TECHNICA CO., LTD., and through extensive experience working in the Corporate Planning Department. As Director, he has undertaken a broad role, including drafting management strategies, and running briefing meetings on the management, for IR, etc. Considering that he has also achieved results in promoting the strengthening of compliance systems and risk management structures, we have judged that he is expected to contribute to the corporate development as Director and thus hereby propose him as a candidate for Director of the Joint Holding Company to be newly established.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
4	Masato SAKAI (April 12, 1969)	April 1992	Joined Toyo Machinery & Metal Co., Ltd. (currently, TOYO INNOVEX Co., Ltd.)	31,800
		May 2011	General Manager of Accounting Division	Number of Nissei’s shares owned
		April 2018	General Manager, Corporate Planning Office and General Manager of Accounting Division	0
		June 2019	Executive Officer, General Manager, Corporate Planning Office and General Manager of Accounting Division (current position)	Number of the Joint Holding Company’s shares to be allotted
				48,018
[Reasons for nomination as a candidate for Director]
Since joining Toyo Machinery & Metal Co., Ltd. (currently, TOYO INNOVEX Co., Ltd.) in April 1992, Mr. Masato SAKAI has amassed experience in the accounting division, and abundant expertise in financial and accounting matters. Also, since assuming the office of Corporate Officer, he has taken the initiative in facilitating formulation and implementation of managerial and financial strategies. We have judged that he is expected to contribute to improving corporate value by drawing on these experiences and expertise and thus propose him as a candidate for Director of the Joint Holding Company to be newly established.

(Note 1) The respective numbers of shares of the Company and Nissei that are owned are specified in accordance with the status of ownership as of December 5, 2025; and the numbers of the Joint Holding Company’s shares to be allotted are specified in accordance with such status of ownership and taking into account the Share Transfer Ratio. For the avoidance of doubt, the number of shares of the Joint Holding Company to be actually allotted may change subject to the number of shares owned immediately before the date of establishment of the Joint Holding Company.
(Note 2) There is no special interest between each candidate and the Company and/or Nissei, and it is not expected that a special interest between each candidate and the Joint Holding Company would arise.
(Note 3) Upon assumption of office by each candidate for Director, it is expected that the Joint Holding Company will enter into a directors and officers liability insurance agreement as provided for under Article 430-3, Paragraph (1) of the Companies Act (hereinafter the “D&O Insurance Agreement”) with an insurance company whereby all Directors including those who are Audit and Supervisory Committee Members shall be the insureds, and legal damages, litigation expenses and the like to be borne by the insureds shall be indemnified.

8.
Matters Stipulated in Article 74-3 of the Regulations for Enforcement of the Companies Act Regarding Persons Who Shall Become Directors Who Are Audit and Supervisory Committee Members of the Joint Holding Company

The persons to be Directors of the Joint Holding Company who are Audit and Supervisory Committee Members thereof are as described below.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
1	Stephen Bruce MOORE (October 6, 1966)	January 1992	Joined McGraw-Hill Inc. Chief of Asia Pacific Region, Modern Plastics magazine	0
		October 1999	Joined Chemical Week Editor in charge of Asia Pacific Region	Number of Nissei’s shares owned
		April 2009	Joined Intercedent Asia Pte. Ltd. Director and Manager of Precision Engineering Research
0
		June 2021	CEO, MLT Analytics Pte. Ltd. (current position)	Number of the Joint Holding Company’s shares to be allotted
		June 2022	Outside Director of Nissei (current position)
0
[Reasons for nomination as a candidate for Director]
Mr. Stephen Bruce MOORE held the positions of a journalist, a researcher and a Director at a magazine publisher specializing in the plastics industry, and at a research firm. With a global perspective, he is familiar with the plastics industry in general and has acquired advanced knowledge. He also has prominent level of expertise regarding corporate management as CEO of MLT Analytics Pte. Ltd. As an Outside Director and independent officer of Nissei, he provides useful opinions and advice from a global and objective viewpoint. We have judged that he is expected to contribute to the supervision of the management and global development as an Outside Director and Audit and Supervisory Committee Member and thus hereby propose him as a candidate for an Outside Director who is an Audit and Supervisory Committee Member of the Joint Holding Company to be newly established.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
2	Haruko NISHIDA (August 6, 1957)	April 1981	Joined Research Institute of Mitsui Knowledge Industry Co., Ltd.	0
		July 1991	Resigned from Mitsui Knowledge Industry Co., Ltd.
		August 1992	Joined McKinsey & Company Inc., Japan	Number of Nissei’s shares owned
		January 2011	Resigned from McKinsey & Company Inc., Japan Representative of Office Phronesis (current position) Secretary General and Board Member of IMPACT Foundation Japan (general incorporated association)
2,600
		March 2012	Secretary General of Public Resource Foundation (public interest incorporated foundation) (current position)	Number of the Joint Holding Company’s shares to be allotted
		November 2015	President of Women Help Women (general incorporated association) (current position)
		September 2017	Chairperson of Japan Business Model Association (specified non-profit organization) (current position)
		August 2019	Director of RINNE Co., Ltd. (current position)	5,200
		June 2020	Outside Corporate Auditor of Nissei
		June 2022	Outside Director of Nissei (Audit and Supervisory Committee Member) (current position)
[Reasons for nomination as a candidate for Director]
Ms. Haruko NISHIDA has been engaged in the operation of a non-profit organization as Chairperson of a general incorporated association, etc. for many years and has abundant knowledge and deep insight related to company management and governance based on her past working experience. She has been performing her duties and fulfilling her responsibilities as an outside Corporate Auditor of Nissei. We have judged that she is expected to contribute to strengthening of the audit and supervisory functions from an objective viewpoint as an Outside Director and an independent officer who is an Audit and Supervisory Committee Member, as well as to provide valuable advice for enhancing compliance and corporate governance and thus we hereby propose her as a candidate for an Outside Director who is an Audit and Supervisory Committee Member of the Joint Holding Company to be newly established.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
3	Amane SAWA (August 8, 1976)	April 1999	Joined Asahi & Co. (currently KPMG AZSA LLC)	0
		April 2002	Registered as certified public accountant	Number of Nissei’s shares owned
		September 2009	Joined KPMG Tax Corporation Part-time Lecturer, Institute of Business and Accounting, Professional Graduate School, Kwansei Gakuin University
0
		December 2009	Registered as certified tax accountant
		April 2011	Established Sawa CPA Office, Representative (current position)	Number of the Joint Holding Company’s shares to be allotted
		June 2023	Outside Audit & Supervisory Board Member of TOA Corporation (current position)
		June 2024	Outside Corporate Auditor of Toyo Machinery & Metal Co., Ltd. (currently, TOYO INNOVEX Co., Ltd.) (current position)	0
[Reasons for nomination as a candidate for Director]
In addition to his perspective as a professional versed in corporate accounting as a certified public accountant and certified tax accountant, Mr. Amane SAWA has advanced insight on overall management and global experience through due diligence services for corporate acquisitions overseas, as well as support to administer foreign subsidiaries and the like. While he has no experience in corporate management in the past other than serving as an outside corporate officer, however, we have judged that he is expected to, building on the aforesaid abundant professional experience, conduct auditing activities and provide advice and recommendations from financial and accounting aspects to ensure the appropriateness of the execution of business by Directors from a neutral and objective viewpoint as well as shoulder auditing activities through exercising voting rights at the Board of Directors and thus hereby propose him as a candidate for an Outside Director who is an Audit and Supervisory Committee Member of the Joint Holding Company to be newly established.

Candidate No.	Name (Date of birth)	Career summary, positions, responsibilities and significant concurrent positions		Number of the Company’s shares owned
4	Yasuko YOKOSAWA (June 11, 1977)	October 2002	Registered at Daiichi Tokyo Bar Association Joined TMI Associates	0
		April 2010	Seconded to Yahoo Japan Corporation (currently, LY Corporation)	Number of Nissei’s shares owned
		January 2017	Counsel of TMI Associates (current position)	0
		August 2018	Outside Director, Audit & Supervisory Committee Member, Sansan, Inc.	Number of the Joint Holding Company’s shares to be allotted
				0
[Reasons for nomination as a candidate for Director]
Ms. Yasuko YOKOSAWA has professional knowledge and broad insight on corporate legal affairs, compliance and the like as an attorney-at-law. While she has no experience in corporate management in the past other than serving as an outside corporate officer, however, we have judged that she is expected to, building on the aforesaid abundant professional experience as an attorney-at-law, conduct auditing activities and provide advice and recommendations from legal aspects to ensure the appropriateness of the execution of business by Directors from a neutral and objective viewpoint as well as shoulder auditing activities through exercising voting rights at the Board of Directors and thus hereby propose her as a candidate for an Outside Director who is an Audit and Supervisory Committee Member of the Joint Holding Company to be newly established.

(Note 1) The respective numbers of shares of the Company and Nissei that are owned are specified in accordance with the status of ownership as of December 5, 2025; and the numbers of the Joint Holding Company’s shares to be allotted are specified in accordance with such status of ownership and taking into account of the Share Transfer Ratio. For the avoidance of doubt, the number of shares of the Joint Holding Company to be actually allotted may change subject to the number of shares owned immediately before the date of establishment of the Joint Holding Company.
(Note 2) There is no special interest between each candidate and the Company and/or Nissei, and it is not expected that a special interest between each candidate and the Joint Holding Company would arise.

(Note 3)  Mr. Stephen Bruce MOORE, Ms. Haruko NISHIDA, Mr. Amane SAWA, and Ms. Yasuko YOKOSAWA are candidates for Outside Directors who are Audit and Supervisory Committee Members.
(Note 4)  Upon appointment of Mr. Stephen Bruce MOORE, Ms. Haruko NISHIDA, Mr. Amane SAWA, and Ms. Yasuko YOKOSAWA as Outside Directors who serve as Audit and Supervisory Committee Members, the Joint Holding Company is expected to file them at the Tokyo Stock Exchange as independent directors having no potential conflicts of interest with general shareholders.
(Note 5)  Upon assumption of office by respective candidate Directors who serve as Audit and Supervisory Committee members, the Joint Holding Company and each Director are expected to enter into a liability limitation agreement to limit liability for damages under Article 423, Paragraph 1 of the Companies Act, based on the provisions under Article 427, Paragraph 1 of the same Act.
(Note 6)  Upon assumption of office by each candidate for Director, it is expected that the Joint Holding Company will enter into the D&O Insurance Agreement as provided for under Article 430-3, paragraph (1) of the Companies Act with an insurance company whereby all Directors including those who serve as Audit and Supervisory Committee Member shall be the insureds, and legal damages, litigation expenses and the like to be borne by the insureds shall be indemnified.

9.	Matters Stipulated in Article 77 of the Regulations for Enforcement of the Companies Act Regarding the Entity Which Shall Become the Accounting Auditor of the Joint Holding Company

The entity which shall become the Accounting Auditor of the Joint Holding Company is as described below.

Name	Grant Thornton Taiyo LLC
Location of Main Office	22F, AKASAKA K-TOWER, 1-2-7 Moto Akasaka, Minato-ku, Tokyo
History	September 1971	Established Taiyo Audit Corporation
	January 2006	Merged with ASG Audit Corporation and changed the name to Grant Thornton Taiyo ASG Audit Corporation
	July 2008	Became a limited liability audit corporation and changed the name to Grant Thornton Taiyo ASG LLC
	July 2012	Merged with Eisho Audit Corporation
	October 2013	Merged with Kasumigaseki Audit Corporation
	October 2014	Changed the name to Grant Thornton Taiyo LLC
	July 2018	Merged with YUSEI Audit & Co.
Auditee Companies	1,113 companies
Capital	JPY 551 million
Members	Certified public accountants:	379 persons
	Person who has passed the certified public accountant examination, etc.:	231 persons
	Others:	664 persons
	Total:	1,274 persons

(Note) The reason for nomination of Grant Thornton Taiyo LLC as a candidate for Accounting Auditor is that we have judged them appropriate considering that they have expertise, independence, a system for internal control and other capabilities required for the Accounting Auditor of the Joint Holding Company.

Proposal 2: Partial Amendments to the Articles of Incorporation

1.	Purposes of the partial amendments to the Articles of Incorporation

Whereas, to smoothly conduct administrative procedures regarding the convocation of annual general meetings of shareholders and other matters, the Company has stipulated, pursuant to the provisions of Article 124, Paragraph 3 of the Companies Act, the record date for its annual general meeting of shareholders in Article 12 (Record Date) of its current Articles of Incorporation, if Proposal 1 above regarding an approval of the Share Transfer Plan pertaining to the Share Transfer is approved and passed at this Extraordinary General Meeting of Shareholders and the Share Transfer becomes effective as of the Effective Date, the Joint Holding Company will be the sole shareholder of the Company, and thus, the provisions regarding the record date for its general meeting of shareholders will become unnecessary. Therefore, the Company will rescind the system of the record date for its annual general meeting of shareholders, delete all of the provisions of Article 12 (Record Date) of the current Articles of Incorporation, and bring forward by one the respective article numbers for Article 12 onward (such partial amendments of the Articles of Incorporation are referred to as the “Amendments to the Articles of Incorporation”). Based on the foregoing, we request approval for amending the Articles of Incorporation as described below.

The Amendments to the Articles of Incorporation shall become effective on March 31, 2026 (Tuesday) on the condition that Proposal 1 above (Matters regarding Approval of the Plan for Share Transfer with NISSEI PLASTIC INDUSTRIAL CO., LTD.) is passed at this Extraordinary General Meeting of Shareholders as proposed, and the Share Transfer Plan pertaining to the Share Transfer remains effective and the Share Transfer Plan is not canceled until the day immediately before March 31, 2026 (Tuesday).

(For Your Reference)
As for the dividend of surplus (term-end dividend) for the term ending in March 2026 (from April 1, 2025 to March 31, 2026), it is scheduled that, pursuant to Article 46, Paragraph 2 of the current Articles of Incorporation (Article 45, Paragraph 2 after the Amendments to the Articles of Incorporation), the Company will pay the same to shareholders or registered pledgees of shares holding common shares of the Company who have been entered or recorded in the last shareholder register on March 31, 2026.

2.	Details of the amendments to the Articles of Incorporation

Details of the amendments are as follows:
(Amended parts are underlined.)
Current Articles of Incorporation	Proposed amendments
Articles 1 to 11 (Text of the provisions omitted)	Articles 1 to 11 (No changes in the current provisions)

(Record Date)
Article 12
1.    The Company shall deem shareholders holding voting rights that have been entered into or recorded in the last shareholder register on March 31 of each year as shareholders who are entitled to exercise their rights at the annual general meeting of shareholders pertaining to the relevant business year.
2.    Notwithstanding the provisions of the preceding paragraph, through public notice in advance, as needed, under the resolution of the Board of Directors, the Company may deem that shareholders or registered pledgees of shares who have been entered or recorded in the last shareholder register on a certain day as shareholders who are entitled to exercise their rights.
(Deleted)

Articles 13 to 48 (Text of the provisions omitted)	Articles 12 to 47 (No changes in the current provisions)

Proposal 3: Matters regarding Partial Amendments to the System of Share Remuneration for Directors (Excluding Outside Directors) with Restriction of Transfer

1.	Purpose of the partial amendments to the System

The Company received approval at the 147th Annual General Meeting of Shareholders held on June 25, 2021 (the “2021Annual General Meeting”) regarding the establishment of a remuneration limit in association with the implementation of the systems of share remuneration for Directors (excluding Outside Directors, the “Eligible Directors”) with restriction of transfer, and other matters. Among these systems of share remuneration with restriction of transfer, the Company received approval at the 2021 Annual General Meeting, based on a substantial change of the incentive framework between the corporate entity and Eligible Directors upon a merger or other organizational restructuring, etc. under the system regarding restricted stock (the “System”), to contain, in the Restricted Share Allotment Agreement, the terms outlined as follows, and other matters: “if a merger agreement whereby the Company becomes a non-surviving company, a stock exchange agreement or stock transfer plan whereby the Company becomes a wholly owned subsidiary or any other matter pertaining to organizational restructuring, etc. is approved by the General Meeting of Shareholders of the Company (or the Board of Directors of the Company if approval by the General Meeting of Shareholders of the Company is not required for the said organizational restructuring, etc.), the Company shall remove, by a resolution of the Board of Directors, the transfer restriction for such number of common shares of the Company that have been allotted under the Restricted Share Allotment Agreement (the “Stock”) as will be reasonably determined in light of the period from the month following the Annual General Meeting of Shareholders in[for] the year in which the Payment Date falls to the date of the said approval, prior to the effective date of the said organizational restructuring, etc. In addition, in the case specified above, the Company will necessarily acquire without consideration the Stock for which the transfer restriction remains unremoved at the point of time immediately after the transfer restriction is removed.”

While the Company will be transformed into the form of a holding company subject to the approval and passing of Proposal 1 above (Matters regarding Approval of the Plan for Share Transfer with NISSEI PLASTIC INDUSTRIAL CO., LTD.) as proposed at this Extraordinary General Meeting of Shareholders, we have judged that a continuous imposition of the restriction on transfer of the restricted shares awarded hitherto to the Eligible Directors under the System, even after the transformation into the form of holding company, would enhance further sharing of values between the Eligible Directors and shareholders, and in conjunction therewith, continuously provide an incentive that contributes to the enhancement of the corporate value of the Joint Holding Company. We also have judged that, in cases where transfer of an Eligible Director takes place within the group of the Joint Holding Company, enabling continuous holding of the Restricted Share Allotment would further increase the willingness to enhance the corporate value of the Joint Holding Company. Based on the foregoing, we would like to request your approval of the amendment to the System as described below. The details of the System other than this amendment shall not be changed and the content that has been previously approved will be maintained.

We consider that the content of this Proposal 3 is appropriate considering that such content is in line with the determination policy on details of individual remunerations and the like for Directors and this Proposal 3 has been deliberated by the Personnel Remuneration Committee, an arbitrary consultive body for the Board of Directors, in which outside officers form a majority and which is chaired by an Outside Director.

Upon approval and passing of this Proposal 3, to reflect the details of amendments to the System specified in this Proposal 3 to the Restricted Share Allotment Agreement pertaining to the restricted shares that have been awarded to the Eligible Directors, prescribed formalities are scheduled to be carried out in accordance with the method set forth in such Restricted Share Allotment Agreement. Furthermore, the Company’s contractual status as well as its rights and obligations pertaining to such Restricted Share Allotment Agreement shall be succeeded, as of the Effective Date, subject to the approval and passing of Proposal 1 above (Matters regarding Approval of the Plan for Share Transfer with NISSEI PLASTIC INDUSTRIAL CO., LTD.) as proposed at this Extraordinary General Meeting of Shareholders, by the Joint Holding Company to be established upon the entry into force of the Share Transfer Plan pertaining to the Business Integration.

At present, the number of Directors to be covered by the System shall be four (4).

This Proposal 3 shall become effective on the condition that Proposal 1 above (Matters regarding Approval of the Plan for Share Transfer with NISSEI PLASTIC INDUSTRIAL CO., LTD.) is approved and passed as proposed at this Extraordinary General Meeting of Shareholders.

2.	Details of the amendments to the System
Details of the amendments are as follows:
(Amended parts are underlined.)
Current System (Rules on Share Remuneration with Restriction of Transfer)	Proposed Amendments

Article 6 (Restricted Stock Allotment Agreement)
The Company and the payee shall enter into a restricted stock allotment agreement (the “Allotment Agreement”), that contains the following terms, not later than the payment date of the Shares (the “Payment Date”).

Article 6 (Restricted Stock Allotment Agreement)
The Company and the payee shall enter into a restricted stock allotment agreement (the “Allotment Agreement”), that contains the following terms, not later than the payment date of the Shares (the “Payment Date”).

(1) Transfer restriction period
Eligible Directors may not transfer, create a security interest on, or otherwise dispose of Stock during the period from the payment date of Stock (hereinafter referred to as the “Payment Date”) to the point of time when they resign from the position of Director of the Company (hereinafter referred to as the “Transfer Restriction Period”).

(1) Transfer restriction period
Eligible Directors may not transfer, create a security interest on, or otherwise dispose of Stock during the period from the day on which the allotment of Stock is awarded (hereinafter referred to as the “Allotment Date”) to the point of time when they resign from both positions of Director of the Company and Director of subsidiary of the Company (hereinafter referred to as the “Transfer Restriction Period”).

(2) Conditions for removal of transfer restrictions
Transfer restriction shall be removed for all of the Stock upon expiration of the Transfer Restriction Period on the condition that an Eligible Director has remained in the position of Director of the Company throughout the Transfer Restriction Period.

(2) Conditions for removal of transfer restrictions
Transfer restrictions shall be removed for all of the Stock upon expiration of the Transfer Restriction Period on the condition that an Eligible Director has remained in either of the positions of Director of the Company or Director of subsidiary of the Company throughout the Transfer Restriction Period.

(3) Reasons for acquisition without consideration
The Company shall acquire all of the Stock without consideration if any of the certain events specified in the Allotment Agreement occurs including the final resignation of an Eligible Director from the position of Director of the Company for any reason other than death, expiration of the term of office or other justifiable reasons.

(3) Reasons for acquisition without consideration
The Company shall acquire all of the Stock without consideration if any of the certain events specified in the Allotment Agreement occurs including the final resignation of an Eligible Director from both positions of Director of the Company and Director of subsidiary of the Company for any reason other than death, expiration of the term of office or other justifiable reasons.

(4) Handling of death and resignation during the term of office
Notwithstanding the provision of (2) above, if an Eligible Director dies or resigns from the position of Director of the Company for any other justifiable reason during and before the end of the period from the day following the Annual General Meeting of Shareholders [for the year in which the Payment Date falls], the transfer restriction shall be removed for such number of Stock as will be reasonably determined in light of his or her years of service during the said period. In addition, in the case specified above, the Company will necessarily acquire without consideration the Stock for which the transfer restriction remains unremoved at the point of time immediately after the transfer restriction is removed.

(4) Handling of death and resignation during the term of office
Notwithstanding the provision of (2) above, if an Eligible Director dies or resigns from both positions of Director of the Company and Director of subsidiary of the Company for any other justifiable reason during and before the end of the period from the day following the Annual General Meeting of Shareholders for the year in which the Allotment Date falls, the transfer restriction shall be removed for such number of Stock as will be reasonably determined in light of his or her years of service during the said period. In addition, in the case specified above, the Company will necessarily acquire without consideration the Stock for which the transfer restriction remains unremoved at the point of time immediately after the transfer restriction is removed.

(5) Handling upon organizational restructuring, etc.
Notwithstanding the provisions of (1) and (2) above, if a merger agreement whereby the Company becomes a non-surviving company, a stock exchange agreement or stock transfer plan whereby the Company becomes a wholly owned subsidiary or any other matter pertaining to organizational restructuring, etc. is approved by the General Meeting of Shareholders of the Company (or the Board of Directors of the Company if an approval by the General Meeting of Shareholders of the Company is not required for the said organizational restructuring, etc.), the Company shall remove, by a resolution of the Board of Directors, the transfer restriction for such a number of Stock as will be reasonably determined in light of the period from the month following the Annual General Meeting of Shareholders for the year in which the Payment Date falls to the date of the said approval, prior to the effective date of the said organizational restructuring, etc. In addition, in the case specified above, the Company will necessarily acquire without consideration the Stock for which transfer restriction remains unremoved at the point of time immediately after the transfer restriction is removed.

(5) Handling upon organizational restructuring, etc.
Notwithstanding the provisions of (1) and (2) above, if a merger agreement whereby the Company becomes a non-surviving company, a stock exchange agreement or stock transfer plan whereby the Company becomes a wholly owned subsidiary or any other matter pertaining to organizational restructuring, etc. is approved by the General Meeting of Shareholders of the Company (or the Board of Directors of the Company if an approval by the General Meeting of Shareholders of the Company is not required for the said organizational restructuring, etc.), the Company shall remove, by a resolution of the Board of Directors, the transfer restriction for such number of Stock as will be reasonably determined in light of the period from the month following the Annual General Meeting of Shareholders for the year in which the Allotment Date falls to the date of the said approval, prior to the effective date of the said organizational restructuring, etc. (provided, however, this excludes cases where, in the said organizational restructuring, etc., the corporate entity involved in such organizational restructuring, etc. other than the Company issues shares of such corporate entity (limited to shares with restriction of transfer) to an Eligible Director). In the case specified above, the Company will necessarily acquire without consideration the Stock for which the transfer restriction remains unremoved at the point of time immediately after the transfer restriction is removed.

(For Your Reference)
A partial excerpt from the original resolution (at the Annual General Meeting of Shareholders in 2021)

Proposal 4: Revision of Compensation Amount for Restricted Stock to Directors (Excluding Outside Directors) and Details Thereof

Whereas the amount of compensation for Directors of the Company was approved to be no more than JPY 200 million per annum (of which up to JPY 20 million for Outside Directors, not including employee salaries and bonuses for Directors who serve concurrently as employees) at the 143rd Annual General Meeting of Shareholders held on June 23, 2017 and whereas the total amount of monetary compensation claims to be paid to Directors of the Company (excluding Outside Directors) for granting restricted stock to them, apart from the above amount of compensation, was approved to be no more than JPY 100 million per annum at the 144th Annual General Meeting of Shareholders held on June 22, 2018, it is presently intended to abolish the existing stock compensation program and newly introduce Restricted Stock Program (hereinafter referred to as “Program I”), whereby a certain number of restricted stock is delivered each fiscal year, and Performance Share Unit Program (hereinafter referred to as “Program II,” with Program I and Program II to be collectively referred to as “Programs”), whereby restricted stock is delivered in accordance the degree of achievement of performance goals specified in advance. The purpose of the introduction of these new stock compensation programs is promoting further sharing of value between Directors of the Company (excluding Outside Directors, hereinafter referred to as “Eligible Directors”) and shareholders and providing Eligible Directors with an incentive to contribute to the achievement of goals of the Company’s medium-term management plan by allotting restricted stock to Eligible Directors.

Therefore, as part of transition from the current stock compensation program to Programs, it is proposed to revise the compensation ceiling pertaining to restricted stock and newly pay monetary compensation claims to Eligible Directors for granting restricted stock pertaining to Program I and Program II to them, in accordance with a resolution of the Board of Directors of the Company, on the condition that they be in the position of Director of the Company on the date of resolution of the subscription requirements for restricted stock.

The total amount of monetary compensation claims paid to Eligible Directors under Programs in accordance with this proposal is to be revised appropriately as follows in light of the aforementioned purpose: no more than JPY 10 million per annum for monetary compensation claims pertaining to Program I and no more than JPY 90 million for three business years (JPY 30 million per annum) for monetary compensation claims pertaining to Program II. The specific timing and allocation of payment to each Eligible Director shall be determined by the Board of Directors.

Ther are presently six (6) Directors, two (2) of whom are Outside Directors, and, if Proposal 1 is approved and adopted, there will be six (6), two (2) of which are Outside Directors.

Eligible Directors shall pay in as property contributed in kind all of the monetary compensation claims paid from the Company based on the resolution of the Board of Directors and in return receive the issuance or disposal of common stock of the Company. The total number of shares of common stock of the Company to be issued or disposed of thereby shall be revised to 25,000 shares or less for Program I and 75,000 shares or less for three business years (25,000 shares per annum) for Program II (provided, however, that, if a stock split or consolidation of common stock of the Company (including the gratis allotment of common stock of the Company) is conducted with an effective date on or after the day on which this proposal is approved and adopted, the said total number shall be adjusted to a reasonable extent as required in accordance with the split or consolidation ratio or other measures.) The amount to be paid per share shall be equal to the closing price of common stock of the Company at the Tokyo Stock Exchange on the business day immediately preceding the date of each resolution of the Board of Directors (or the most recent preceding trading day if no trade is made on that day).

1.	Outline of Program I (Restricted Stock Program)
Program I is intended to allot common stock of the Company issued or disposed of by the Company to Eligible Directors and let them own such shares by paying monetary compensation claims for the allotment of restricted stock Eligible Directors every business year, in principle, and having them contribute the said monetary compensation claims in kind. In thereby issuing or disposing of common stock of the Company, the Company will enter into a restricted stock allotment agreement (hereinafter referred to as the “Allotment Agreement”) with Eligible Directors whose outline is described below (common stock of the Company allotted under the Allotment Agreement to be hereinafter referred to as “Stock”).

(1)	Transfer restriction period
Eligible Directors may not transfer, create a security interest on, or otherwise dispose of Stock during the period from the payment date of Stock (hereinafter referred to as the “Payment Date”) to the point of time when they resign from the position of Director of the Company (hereinafter referred to as the “Transfer Restriction Period”).

(2)	Conditions for removal of transfer restriction
Transfer restriction shall be removed for all of the Stock upon expiration of the Transfer Restriction Period on the condition that an Eligible Director has remained in the position of Director of the Company throughout the Transfer Restriction Period.

(3)	Reasons for acquisition without consideration
The Company shall acquire all of the Stock without consideration if any of certain events specified in the Allotment Agreement occurs including the finalized resignation of an Eligible Director from the position of Director of the Company for any reason other than death, expiration of the term of office and other justifiable reasons.

(4)	Handling of death and resignation during the term of office
Notwithstanding the provision of (2) above, if an Eligible Director dies or resigns from the position of Director of the Company for any other justifiable reason during and before the end of the period from the day following the Annual General Meeting of Shareholders, transfer restriction shall be removed for such a number of Stock as will be reasonably determined in light of his or her years of service during the said period. In addition, in the case specified above, the Company necessarily acquires the Stock without consideration for which transfer restriction remains unremoved at the point of time immediately after transfer restriction is removed.

(5)	Handling upon organizational restructuring, etc.
Notwithstanding the provisions of (1) and (2) above, if a merger agreement whereby the Company becomes a non-surviving company, a stock exchange agreement or stock transfer plan whereby the Company becomes a wholly owned subsidiary or any other matter pertaining to organizational restructuring, etc. is approved by the General Meeting of Shareholders of the Company (or the Board of Directors of the Company if an approval by the General Meeting of Shareholders of the Company is not required for the said organizational restructuring, etc.), the Company shall remove, by a resolution of the Board of Directors, the transfer restriction for such a number of Stock as will be reasonably determined in light of the period from the month following the Annual General Meeting of Shareholders in the year in which the Payment Date falls to the date of the said approval, prior to the effective date of the said organizational restructuring, etc. In addition, in the case specified above, the Company necessarily acquired the Stock without consideration for which transfer restriction remains unremoved at the point of time immediately after transfer restriction is removed.

(6)	Other matters
Any other matters pertaining to the Allotment Agreement shall be determined by the Board of Directors of the Company.
End.